Exhibit (c)(13)

Exhibit (c)(13) Preliminary Draft – Confidential Discussion Materials Prepared for the Special Committee of the Board of Directors of DCP Midstream GP, LLC January 5, 2023

Preliminary Draft – Confidential These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee (the “Special Committee”) of the Board of Directors of DCP Midstream GP, LLC, the general partner of the general partner of DCP Midstream, LP (“DCP” or the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Partnership and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee. These materials were compiled on a confidential basis for use of the Special Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary Draft – Confidential Table of Contents Section Executive Summary I DCP Situation Analysis II DCP Financial Projections III Preliminary Valuation of the Common Units IV Appendix A. Weighted Average Cost of Capital Analysis B. Supplemental Valuation Materials C. LPG Market Overview

Preliminary Draft – Confidential I. Executive Summary

Preliminary Draft – Confidential Executive Summary Introduction and Overview of Materials â—¼ï€ Evercore Group L.L.C. (“Evercore”) is pleased to provide the following materials to the Special Committee (the “Special Committee”) of the Board of Directors of DCP Midstream GP, LLC (“DCP GP LLC”), the general partner of DCP Midstream GP, LP (the “General Partner”), which is the general partner of DCP Midstream, LP (“DCP” or the “Partnership”), regarding the proposed acquisition by Phillips 66 and its affiliates (collectively, “PSX,” “Phillips 66” or the “Parent”) of all of the outstanding common units (the “Common Units”) of the Partnership not already owned by Phillips 66, Enbridge, Inc. (“ENB”) and their affiliates (the “Public Common Units” and the holders of such Public Common Units, the “Partnership Unaffiliated Unitholders”) for cash (the “Merger”) ï,„ï€ Pursuant to an agreement and plan of merger by and among the Partnership, DCP GP LLC, the General Partner, the Parent, Phillips 66 Project Development Inc., a wholly-owned subsidiary of the Parent (“PDI”), and Dynamo Merger Sub LLC, a wholly-owned subsidiary of PDI (“Merger Sub”) (the “Merger Agreement”), Merger Sub shall merge with and into the Partnership and each Common Unit owned by a Partnership Unaffiliated Unitholder shall be converted into the right to receive $41.75 in cash (the “Merger Consideration”) • Implies a 20.1% premium to PSX’s offer of $34.75 per Public Common Unit (the “Original Offer”) made as of August 17, 2022 (the “Unaffected Date”) • Represents a 21.2% premium to the 10-day1 VWAP of the Common Units as of the Unaffected Date • Represents a 28.5% premium to the 30-day1 VWAP of the Common Units as of the Unaffected Date • PSX currently owns 43.3% of the Common Units2 A â—¼ï€ The Evercore analysis reviews valuation of the Common Units based on the financial projections for DCP as provided by DCP management (the “DCP Financial Projections” or the “Forecast”) as well as sensitivities based on certain price decks including:ï,„ï€ B A sensitivity case utilizing NYMEX Strip Pricing as of January 3, 2023 (“Sensitivity Case B – NYMEX Strip Pricing Case”)ï,„ï€ A sensitivity case based on assumed pricing higher than that utilized in the DCP Financial Projections (“Sensitivity Case C – C Higher Commodity Prices”) ï,„ï€ A sensitivity case based on assumed pricing lower than that utilized in the DCP Financial Projections (“Sensitivity Case D – D Lower Commodity Prices”) Source: DCP Management, FactSet 1. Trading days 2. As of January 4, 2023 1

Preliminary Draft – Confidential Executive Summary Overview of the Transaction Counterparty â—¼ï€ Phillips 66 (NYSE: PSX) â—¼ï€ PSX to acquire 100% of the Public Common Units owned by the Partnership Unaffiliated Unitholders Transaction â—¼ï€ DCP’s Common Units will cease to be publicly traded Summary â–º DCP’s preferred units will continue to be publicly traded Merger â—¼ï€ $41.75 in cash per Public Common Unit Consideration â—¼ï€ Approval of the Special Committee and the Board of Directors of DCP Midstream GP, LLC, the Approvals general partner of the general partner of DCP â—¼ï€ The Merger is a taxable transaction for the Partnership Unaffiliated Unitholders resulting in the Other realization of taxes on deferred income and capital gains 2

Preliminary Draft – Confidential Executive Summary Evercore Evaluation Process Evercore has been asked by the Special Committee, whether, in Evercore’s opinion, as of the date hereof, Opinion and based upon and subject to the assumptions, qualifications, limitations and other matters set forth Requested: therein, the Merger Consideration to be received in the Merger is fair, from a financial point of view, to the Partnership and the Partnership Unaffiliated Unitholders â—¼ï€ In connection with rendering an opinion, Evercore has, among other things: ï,„ï€ reviewed certain publicly available historical operating and financial information relating to the Partnership that we deemed relevant, including as set forth in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2021, the Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and certain of the Partnership’s Current Reports on Form 8-K, in each case as filed with or furnished to the Securities and Exchange Commission;ï,„ï€ reviewed certain publicly available business and financial information relating to the Partnership that we deemed to be relevant, including publicly available research analysts’ estimates; ï,„ï€ reviewed certain internal projected financial data relating to the Partnership prepared and furnished to us by management of the Partnership, as approved for our use by the Partnership (the “Forecast”); ï,„ï€ reviewed certain published information regarding commodity prices; ï,„ï€ discussed with management of the Partnership its assessment of the past and current operations of the Partnership, the current financial condition and prospects of the Partnership, and the Forecast;ï,„ï€ reviewed the reported prices and the historical trading activity of the Common Units;ï,„ï€ performed discounted cash flow analyses for the Partnership based on the Forecast and other data provided by management of the Partnership;ï,„ï€ performed discounted distributions analyses based on projected financial data and other data provided by management of the Partnership;ï,„ï€ compared the financial performance of the Partnership and its stock market trading multiples with those of certain other publicly-traded companies and partnerships that we deemed relevant;ï,„ï€ compared the financial performance of the Partnership and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other historical transactions that we deemed relevant; ï,„ï€ reviewed the financial terms and conditions of a draft Merger Agreement dated January 4, 2023; andï,„ï€ performed such other analyses and examinations and considered such other factors that we deemed appropriate. 3

Preliminary Draft – Confidential Executive Summary Summary Organizational Structure and Transaction Economics ($ in millions, except per unit amounts) Current Ownership Structure (As-Converted) Transaction Economics Merger Consideration $41.75 Common Units Outstanding1,2 (mm) 210 Total Equity Value $8,777 Plus: Preferred Equity @ 12/31/22 271 Economic Interests Economic Interests Plus: DCP Net Debt @ 12/31/22 5,331 43.3% DCP Midstream, LP 13.2% DCP Midstream, LP Plus: Noncontrolling Interests 25 Total Implied Enterprise Value $14,404 DCP Midstream, LLC (Merged JV) Implied Premium To: Premium Phillips 66 oversees and manages DCP Unaffected Date (8/17/22) $34.75 20.1% 100.0% GP, 56.5% LP 3 10-Day VWAP 34.46 21.2% 20-Day VWAP3 33.88 23.2% 30-Day VWAP3 32.49 28.5% DCP Midstream, LP (NYSE:DCP) Common Market Capitalization1,2: $8,066 Implied EV/EBITDA (DCP Financial Projections) Metric Multiple Preferred Equity: $761 Net Debt: $4,730 2022E $1,749 8.2x Enterprise Value: $13,582 2023E 1,698 8.5 At $41.75, Implied EV/EBITDA (Wall Street Consensus Estimates) 91mm 2022E $1,776 8.1x Public Public Unitholders Common 2023E 1,750 8.2 90,634,032 Common Units Units equates to 43.5% Public Interest a value of $3,784mm Interests to be acquired in the Merger Source: DCP Management, FactSet, Wall St Research; Sources and Uses assumes 12/31 balance sheet date per management model 1. As of January 4, 2023; Includes 117.8mm common units held by DCP Midstream, LLC and DCP Midstream GP, LP    |    2.    Includes 1.8mm phantom and performance units 3. Based on August 17, 2022 unaffected price date; based on trading days 4

Preliminary Draft – Confidential Executive Summary DCP Common Unit Trading Analysis Premium of Merger Consideration DCP Price Relative to Historical Average Merger Consideration $41.75 Unaffected Date (8/17/22) $34.75 20.1% 10-Day VWAP Prior to Unaffected Date 34.46 21.2% 20-Day VWAP Prior to Unaffected Date 33.88 23.2% 30-Day VWAP Prior to Unaffected Date 32.49 28.5% 60-Day VWAP Prior to Unaffected Date 32.47 28.6% 6-Month VWAP Prior to Unaffected Date 33.00 26.5% 12-Month VWAP Prior to Unaffected Date 30.84 35.4% $45.00 Merger Consideration: $41.75 $40.00 $38.59 Original Offer: $34.75 $35.00 $30.00 $25.00 Offer Date: 8/17/22 $20.00 $15.00 1/1/21 5/27/21 10/21/21 3/16/22 8/10/22 1/4/23 Historical Price (DCP) Original Offer 10-Day VWAP Prior to Unaffected Date 20-Day VWAP Prior to Unaffected Date 30-Day VWAP Prior to Unaffected Date 60-Day VWAP Prior to Unaffected Date 6-Month VWAP Prior to Unaffected Date 12-Month VWAP Prior to Unaffected Date Merger Consideration Source: FactSet; as of January 4, 2023 Note: VWAP based on August 17, 2022 unaffected price date; based on trading days 5

Preliminary Draft – Confidential Executive Summary Side-by-Side Analysis ($ in millions, except per unit / share amounts) DCP Total Units Outstanding1 209 Common Unit Price $38.59 Total Equity Value $8,066 Plus: Preferred Equity 761 Plus: Net Debt 4,730 Plus: Noncontrolling Interest 25 Enterprise Value $13,582 DCP Financial Projections Consensus Data Metric Yield/Multiple Metric Yield/Multiple EV/EBITDA 2022E $1,749 7.8x $1,776 7.6x 2023E 1,698 8.0 1,750 7.8 2024E 1,578 8.6 1,665 8.2 P / DCF per LP Unit 2022E $6.12 6.3x $6.26 6.2x 2023E 5.92 6.5 6.15 6.3 2024E 5.55 7.0 5.81 6.6 Distribution Yield Current $1.72 4.5% $1.72 4.5% 2023E 1.72 4.5% 1.81 4.7% 2024E 1.72 4.5% 1.91 4.9% Distribution Coverage 2022E $6.12 3.7x $6.26 3.7x 2023E 5.92 3.4 6.15 3.4 2024E 5.55 3.2 5.81 3.0 PSX Fully-Diluted Shares Outstanding 476 Common Share Price $100.68 Total Equity Value $47,936 Plus: Net Debt 13,913 Plus: Noncontrolling Interest 5,076 Enterprise Value $66,925 Consensus Data Metric Yield/Multiple EV/EBITDA 2022E $15,612 4.3x 2023E 11,075 6.0 2024E 9,536 7.0 P / FCFPS 2022E $15.45 6.5x 2023E 12.85 7.8 2024E 10.74 9.4 Dividend Yield Current $3.88 3.9% 2023E 3.98 3.9% 2024E 4.15 4.1% Note: As of January 4, 2023; Balance sheet data per Partnership / Company filings as of September 30, 2022 Source: FactSet, company filings, DCP Management 1.    Includes 117.8mm common units held by DCP Midstream, LLC and DCP Midstream GP, LP, and 0.6mm phantom and performance units 6

Preliminary Draft – Confidential Executive Summary Preliminary Valuation Summary For Reference Only Discounted Peer Group Discounted Cash Flow Analysis Distributions Trading Analysis MLP Analyst Analysis Precedent M&A Premiums Price Transaction Analysis Paid Targets Market Price/DCF Exit Multiple Perpetuity Grow th CAPM EV/EBITDA Return per LP Unit $65.00 $61.07 Implied range based on 5% $55.00 annual $53.18 $52.70 $52.17 distribution growth $50.33 $50.20 $50.20 $49.58 $48.61 $48.61 through $45.40 2027E1 $45.91 $44.37 $45.00 $45.00 $43.31 $44.05 $44.86 $41.61 $40.99 $40.08 $42.24 $38.33 $37.83 $38.44 $39.96 $38.00 $35.00 $34.93 $37.36 $36.05 $35.15 $32.22 $33.35 $33.44 $33.27 $33.41 $33.27 $33.30 $29.52 $33.56 $33.56 $28.75 $32.28 $32.28 $27.68 $28.20 $29.71 $24.22 $25.00 Merger Consideration: $41.75 $25.10 Price as of 1/4/23: $38.59 $19.79 $18.84 $15.00 $16.31 $15.98 $5.00 4.0%—5.0% 7.0%—8.0% WACC Terminal Yield 8.0x—9.0x 6.5x—7.5x Merger 2023E EBITDA 2023E DCF/LP Unit Premium 9.0%—11.0%—Analyst 7.25x—9.25x Selected 10.0% 13.0% Price 8.0x—9.0x 0.5%—1.5% 2022E EBITDA Range: Equity Equity Targets Exit Multiple Perpetuity Grow th Rate 8.0x—9.0x 6.0x—7.0x 15.0%—Cost of Cost of 2024E EBITDA 2024E DCF/LP Unit 30.0% Capital Capital Sensitivity Case B – Sensitivity Case C – Sensitivity Case D –DCP Financial Projections NYMEX Strip Pricing Case Higher Commodity Prices Lower Commodity Prices 1. For reference only: sensitivity case using a 5% annual distribution growth rate which assumes lower than the commodity super cycle board assumption of 7.5% growth and higher than DCP Financial Projections’ 0% growth 7

Preliminary Draft – Confidential Executive Summary Benefits to the Partnership of the Merger â—¼ï€ Simplified structure â—¼ï€ Reduced cost of capital under the Parent’s capital structure and improved access to capital â—¼ï€ Reduced pro forma leverage given ability to repay debt on an accelerated basis â—¼ï€ Participation in pro forma cost savings and operating synergies including enhanced connectivity from wellhead to end markets â—¼ï€ Greater flexibility and ability to pursue growth projects and strategic acquisitions â—¼ï€ Reduced reporting requirements as a wholly-owned subsidiary of PSX 8

Preliminary Draft – Confidential Executive Summary Benefits to the Partnership of the Merger â—¼ï€ Simplified structure â—¼ï€ Reduced cost of capital under the Parent’s capital structure and improved access to capital â—¼ï€ Reduced pro forma leverage given ability to repay debt on an accelerated basis â—¼ï€ Participation in pro forma cost savings and operating synergies including enhanced connectivity from wellhead to end markets â—¼ï€ Greater flexibility and ability to pursue growth projects and strategic acquisitions â—¼ï€ Reduced reporting requirements as a wholly-owned subsidiary of PSX 8

Preliminary Draft – Confidential DCP Situation Analysis Partnership Overview Description Asset Map â—¼ï€ DCP is a Delaware limited partnership formed to own and operate a diversified portfolio of midstream energy assets â—¼ï€ Two reportable segments: Logistics and Marketing; Gathering and Processing ï,„ï€ Logistics and Marketing includes fractionating NGLs as well as transporting, trading, marketing and storing natural gas and NGLs ï,„ï€ Gathering and Processing includes gathering, compressing, treating, and processing natural gas, as well as producing and fractionating NGLs and recovering condensate â—¼ï€ Credit rating: Ba1 (Moody’s); BBB+ (S&P) Volumes By Segment (Q3’22) NGL Pipeline Volume and Utilization Q3’22 Avg. Q3’22 Pipeline (MBbls/d) Throughput Utilization Sand Hills 313 94% Southern Hills 117 91% Front Range 79 91% Texas Express 23 62% Other 199 64% Total 731 81% G&P Volume and Utilization Q3’22 Avg. Q3’22 Plant (MMcf/d) Wellhead Vol. Utilization North 1,600 101% Midcontinent 840 76% Permian 1,047 86% South 1,005 62% Total 4,492 81% 9 Source: Public filings

Preliminary Draft – Confidential DCP Situation Analysis Logistics and Marketing Overview Logistics & Marketing segment is fee-based or fee-like and includes NGL and gas takeaway pipelines, marketing, trading, storage and fractionators % Ownership / DCP Logistics Assets Segment Description Operated â—¼ï€ Sand Hills provides NGL takeaway / Cheyenne Connector from the Permian and Eagle Ford to 67% ï¡ â—¼ï€ Operated by Tallgrass the Gulf Coast â—¼ï€ DCP 50% Owner â—¼ï€ Southern Hills provides NGL 67% / ï¡ï€ takeaway from the DJ Basin and the NGL Midcontinent to Gulf Coast markets Takeaway â—¼ï€ Front Range / Texas Express provide NGL takeaway from the DJ 33% / 10% / Basinï² â–º Both operated by Enterprise Southern Hills Products Partners L.P. (“EPD”) Front Range â—¼ï€ DCP 67% owner â—¼ï€ Operated by EPD â—¼ï€ Gulf Coast Express provides ~2.0 25% / ï² â—¼ï€ DCP 33% owner Bcf/d gas takeaway from the Texas Express Permian to the Gulf Coast â—¼ï€ Operated by EPD Gulf Coast Express â—¼ï€ DCP 10% Owner â–º Operated by Kinder Morgan, â—¼ï€ Operated by KMI Inc. (“KMI”) â—¼ï€ DCP 25% owner â—¼ï€ Guadalupe provides 245 MMcf/d Gas 50% / ï²ï€ gas takeaway from the Permian Takeaway â—¼ï€ Cheyenne Connector provides 600 Mont Belvieu 50% / ï² MMcf/d gas takeaway from the DJ â—¼ï€ DCP 12.5% owner Basin to the Rockies Express in the Enterprise fractionator Pipeline â—¼ï€ DCP 20% owner in â–º Operated by Tallgrass Energy Mont Belvieu 1 Partners, LP (“Tallgrass”) fractionator â—¼ï€ 12 Bcf Spindletop natural gas 100% / ï¡ï€ storage facility in SE Texas Legend: Gas & NGL â—¼ï€ 8 MMBbls Marysville NGL storage Storage 100% / ï¡ DCP operated facility in Michigan Third party operated â—¼ï€ Equity ownership of 56 MBpd of Guadalupe Market Hub 12.5% / 20% / Mont Belvieu fractionation â—¼ï€ Waha to New Braunfels 50%/50% DCP/EPD Sand Hillsï²ï€ NGL or Natural Fractionation capacity â—¼ï€ New Braunfels to Dewville 100% DCP â—¼ï€ DCP 67% owner Gas Pipeline â—¼ï€ Additional field fractionation â—¼ï€ Dewville to Katy 50%/50% DCP/ETC Katy â—¼ï€ Katy Header 100% DCP capacity of 70 MBpd 10

Preliminary Draft – Confidential DCP Situation Analysis Gathering and Processing Overview North Assets Permian Assets South Assets Midcontinent Assets / James Lake Asset type Fractionator & Plant Natural Gas Plant NGL Pipeline Natural Gas Pipeline DJ Basin Delaware Basin Eagle Ford SCOOP/STACK â—¼ï€ 10 active plants â—¼ï€ 4 active plants â—¼ï€ 4 active plants â—¼ï€ 5 active plants â—¼ï€ 1,160 MMcf/d capacity â—¼ï€ 640 MMcf/d capacity â—¼ï€ 690 MMcf/d capacity â—¼ï€ 560 MMcf/d capacity â—¼ï€ ~3,000 miles of gathering â—¼ï€ ~6,700 miles of gathering â—¼ï€ ~5,000 miles of gathering â—¼ï€ ~10,000 miles of gathering Michigan/Collbran Midland Basin/Other East Texas Liberal/Panhandle â—¼ï€ 3 active treaters â—¼ï€ 7 active plants â—¼ï€ 1 active plant â—¼ï€ 1 active plant â—¼ï€ 420 MMcf/d capacity â—¼ï€ 700 MMcf/d capacity â—¼ï€ 400 MMcf/d capacity â—¼ï€ 550 MMcf/d capacity â—¼ï€ ~500 miles of gathering â—¼ï€ ~8,700 miles of gathering â—¼ï€ ~1,000 miles of gathering â—¼ï€ ~13,500 miles of gathering Select Customers Select Customers Gulf Coast/Other Select Customers â—¼ï€ 2 active plants â—¼ï€ 540 MMcf/d capacity â—¼ï€ ~1000 miles of gathering Select Customers Note: Number of active processing plants and active plant capacity excludes idled plants and includes DCP’s proportionate ownership share of capacity. Delaware Basin includes recently acquired James Lake System 11

Preliminary Draft – Confidential DCP Situation Analysis DCP Organizational Structure Economic Interests Economic Interests 43.3% DCP Midstream, LP 13.2% DCP Midstream, LP 6.5% Gray Oak Pipeline, LLC 58.5% Gray Oak Pipeline, LLC DCP Midstream, LLC (Merged JV) Phillips 66 oversees and manages DCP GP and LP interests Enbridge oversees and manages GOP interest Public Other JV Unitholders Partners 43.5% LP 100.0% GP 56.5% LP 65.0% 35.0% Source: Public filings 12

Preliminary Draft – Confidential DCP Situation Analysis ($ in millions, except per unit amounts) Market Capitalization Balance Sheet and Credit Data As of January 4, 2023 As of September 30, 2022 Total Units Outstanding1 209 Cash and Marketable Securities $93 Common Unit Price $38.59 Short-Term Debt 506 Total Equity Value $8,066 Long-Term Debt 4,317 Plus: Preferred Equity 761 Total Debt $4,823 Plus: Net Debt 4,730 Net Debt $4,730 Plus: Noncontrolling Interest 25 Plus: Noncontrolling Interest 25 Enterprise Value $13,582 Plus: Preferred Equity 761 Plus: Partners’ Capital 5,600 DCP Financial Projections Consensus Data Net Book Capitalization $11,116 Metric Yield/Multiple Metric Yield/Multiple Distribution Yield Revolver Availability / Total Revolver Capacity $1,390 / $1,400 Current $1.72 4.5% $1.72 4.5% Net Debt / Net Book Cap 42.6% 2022E 1.64 4.2% 1.68 4.4% Net Debt / 2022E EBITDA 2.7x 2023E 1.72 4.5% 1.81 4.7% Net Debt / 2023E EBITDA 2.7 EV/EBITDA 2022E $1,749 7.8x $1,776 7.6x 2023E 1,698 8.0 1,750 7.8 2024E 1,578 8.6 1,665 8.2 Unit Price and Distribution $45.00 $2.50 tri Dis e Merger Consideration: $41.75 c bu r i $30.00 $2.00 ti P on Unit per    $15.00 $1.50 Unit $— $1.00 1/4/21 5/5/21 9/4/21 1/4/22 5/5/22 9/4/22 1/4/23 Distribution per Unit Unit Price Source: DCP filings, FactSet as of January 4, 2023 1. Includes 117.8mm common units held by DCP Midstream, LLC and DCP Midstream GP, LP, and 0.6mm phantom and performance units 13

Preliminary Draft – Confidential DCP Situation Analysis DCP Wall Street Research ($ in millions, except per unit amounts) Summary Price Targets Analyst Recommendations Firm Analyst Date Recommendation Target Price Wells Fargo Michael Blum 12/15/22 Hold $39.00 Stifel Selman Akyol 12/12/22 Buy 45.00 Mizuho Gabriel Moreen 12/2/22 Buy 45.00 Raymond James J.R. Weston 11/4/22 Buy 45.00 Hold 40% RBC Elvira Scotto 11/3/22 Hold 38.00 Buy Median: $45.00 60% Mean: 42.40 High: 45.00 Low: 38.00 Distribution Per Unit Estimates EBITDA Estimates    3 02                12 .    9 5 2    91                . 2                81 5 81 82 84 . 2 80 8 . 2 2    . . 79 1 $ 78 81 2,0 5 2 . 72 7 . . 1 7 . 1 7 52 50 50 98 50 68 68 68 . 1 1 $ $ 6 . . 64 . 6 1 . 1 1 1 $ . 1 $ . 46 16 . 1 $ $ 1 1 1,8 1 1 1 . $ $ $ $ $ 1,7 1,7 1,7 1,7 1,7 1,796 1,741 1,768 1,7 6 , 98 1 1 $ $ $ $ $ $ 1,6 $ 1,673 $ $ $ $ $ $ $ $ $ $ 1,6 1,665 1 1,6 $ $ $ 1,578 $ $ $ $ 1,4 $ $ 2022E 2023E 2024E NA NA NA NA    2023E 2024E 2025E 2023E 2024E 2025E Wells Fargo Stifel Mizuho Raymond James RBC FactSet Consensus DCP Financial Projections Source: FactSet, public filings; as of January 4, 2023 Note: Analyst estimates do not reflect information provided by P66 on how P66 plans to manage DCP going forward if the Merger were not to proceed 14

Preliminary Draft – Confidential DCP Situation Analysis Analyst Price Targets and Comparison of Valuation Methodologies Price Target Date Broker Valuation Methodology Based on PSX’s original buyout offer of $34.75/unit plus an assumption that the company raises its offer $39.00 15-Dec-22 by ~12% based on past midstream simplification transactions $45.00 12-Dec-22 Derived by applying a 9.0x multiple to Stifel’s 2023 EBITDA estimate of $1.7 billion Blended valuation based on: (1) a 10-year, three-stage distribution/dividend discount model; (2) forward $45.00 4-Nov-22 free cash flow yield relative to comparable industry peers; and (3) forward enterprise value-to-EBITDA multiples relative to comparable industry peers $38 price target using PSX’s $34.75 offer price and adding a 10% premium, based on some previous $38.00 3-Nov-22 transactions in the space. The $38 price target represents an overall EV/EBITDA of ~6.9x and a target yield of 4.3% off of RBC’s one-year-out annualized distribution estimate Premium / 16.6% (Discount) 1.1% 16.6% (1.5%) to Current $45.00 Merger $45.00 Consideration: $41.75 $39.00 $38.00    Current Unit Price¹: $38.59 Source: Wall Street research, FactSet Note: Analyst estimates do not reflect information provided by P66 on how P66 plans to manage DCP going forward if the Merger were not to proceed 1. Unit price as of January 4, 2023 15

Preliminary Draft – Confidential DCP Situation Analysis Ratings Agency Commentary The credit profile is now closely tied to PSX and agencies anticipate continued debt reduction Current Ratings Senior Unsecured BBB+ Senior Unsecured Ba1 Outlook Stable Outlook Positive Analyst Mike Llanos Analyst James Wilkins Recent Comments S&P’s Credit Opinion: August 18, 2022 â—¼ï€ The stable outlook reflects expectation that Phillips 66 will fully integrate DCP’s assets into its midstream operations while the partnership maintains S&P Global Ratings-adjusted leverage of less than 4x over the intermediate term â—¼ï€ The partnership is 70% fee-based allowing it to capitalize on the above-average commodity price, however this level of direct commodity price exposure makes the partnership more susceptible to cash flow volatility What could prompt an UPGRADE: ï,„ï€ Would only raise rating on DCP if they raise rating on Phillips 66ï,„ï€ Could raise PSX rating if non-refining segments account for much larger share of future consolidated EBITDA, which would mitigate cash flow volatility of its refining assets What could prompt a DOWNGRADE: ï,„ï€ If Phillips 66’s adjusted debt to EBITDA consistently exceeds 3.0x Moody’s Credit Opinion: August 19, 2022 â—¼ï€ Expects credit metrics will continue to improve and be supportive of an investment grade rating as free cash flow continues to be applied towards debt reduction â—¼ï€ Credit challenges include exposure to regulatory risk for DJ Basin operations in the state of Colorado and uncertainty regarding longer term demand for hydrocarbons What could prompt an UPGRADE: ï,„ï€ EBITDA continues to grow ï,„ï€ Debt to EBITDA is maintained below 4.0x on a sustained basisï,„ï€ Distribution coverage remains above 1.3x What could prompt a DOWNGRADE: ï,„ï€ Debt to EBITDA exceeds 4.5x ï,„ï€ Distribution coverage falls below 1.0x Source: Standard & Poor’s Rating Services and Moody’s 16

Preliminary Draft – Confidential DCP Situation Analysis DCP Midstream, LP Common Unit Ownership Summary Top 20 Institutional Unit Holders Rank Investor Type Units (000’s) % of Total 1 ALPS Advisors, Inc. Investment Adviser 12,890 6.2% 2 Tortoise Capital Advisors LLC Investment Adviser 8,892 4.3% 3 Harvest Fund Advisors LLC Investment Adviser 8,075 3.9% 4 Goldman Sachs Asset Management LP Investment Adviser 5,711 2.7% 5 JPMorgan Securities LLC Investment Adviser 4,591 2.2% 6 Chickasaw Capital Management LLC Investment Adviser 3,136 1.5% 7 Citigroup Global Markets, Inc. (Investment Management) Investment Adviser 2,241 1.1% 8 ClearBridge Investments LLC Investment Adviser 2,108 1.0% 9 Global X Management Co. LLC Investment Adviser 2,094 1.0% 10 Barclays Bank Plc Private Banking/Wealth Mgmt 1,792 0.9% 11 Invesco Advisers, Inc. Investment Adviser 1,757 0.8% 12 RR Advisors LLC Hedge Fund Manager 1,379 0.7% 13 Bank of America, NA (Private Banking) Private Banking/Wealth Mgmt 1,281 0.6% 14 First Trust Advisors LP Investment Adviser 1,154 0.6% 15 CIBC Private Wealth Advisors, Inc. Investment Adviser 952 0.5% 16 Eagle Global Advisors LLC Private Banking/Wealth Mgmt 880 0.4% 17 Wells Fargo Bank, NA Private Banking/Wealth Mgmt 867 0.4% 18 Infrastructure Capital Advisors LLC Investment Adviser 855 0.4% 19 Antara Capital LP Hedge Fund Manager 790 0.4% 20 UBS Securities LLC Broker 769 0.4% Remainder 10,750 5.2% Total Institutional Ownership 72,963 35.0% Unit Ownership Breakdown Institutional PSX and ENB 35% Owned Common Units 56% Retail 7% Insiders 2% Unit Ownership Summary Holder Units (000’s) Ownership % Institutional 72,963 35.0% Insiders 3,808 1.8% Retail 13,863 6.7% Total Common Units Outstanding 90,634 43.5% Plus: PSX and ENB Owned Common Units 117,763 56.5% Total Units Outstanding1 208,397 100.0% Source: Wall Street research, FactSet; as of January 4, 2023 1. Excludes 0.6mm phantom and performance units 17

Preliminary Draft – Confidential III. DCP Financial Projections

Preliminary Draft – Confidential DCP Financial Projections DCP Financial Projections – Assumptions â—¼ï€ A The DCP Financial Projections as provided by DCP Management and reviewed by Evercore, incorporate the following assumptions:ï,„ï€ September 23, 2022 price deck as follows: Price Deck 2022E 2023E 2024E 2025E 2026E 2027E NGLs ($/Gal) $1.04 $0.75 $0.66 $0.60 $0.60 $0.60 WTI ($/Bbl) 93.75 73.80 68.04 64.12 61.16 58.81 Henry Hub ($/MMBtu) 7.26 5.56 4.76 4.59 4.52 4.50 ï,„ï€ Interest rates on debt as follows: NGL Composite Pricing • Revolving Credit Facility: Approximately 4.5%-5.5% annually $1.20 DCP Financial Projections • Permanent Debt Average: Approximately 5.5%-6.0% annually $1.00 $0.95 ï,„ï€ Preferred Equity redeemed once eligible and financed with debt                0                and cash flow from operations: 0 . $0.75 $0.80 1 3 $ $0.66 • $500 Series A redeemed in Q3 2022 8 $0.60 $0.60 $0.60 0 . $0.60 $ 71 8    • $161 Series B redeemed in Q2 2023 .    0 . 6 5 5 5 $ 0 . 6 6 . 6 $ . • $110 Series C redeemed in Q4 2023 $0.40 $ 0 0 $ 0 Common Units outstanding: $ ï,„ $0.20 • 90.6 million publicly held LP Units • 117.8 million DCP LP Units $— ï,„ï€ Quarterly distributions per LP held flat at $0.43/unit throughout                2021 A 2022A                2023 E 2024 E 2025E E 2026 E 2027 the projection period ï,„ï€ No minimum cash balance Historical NYMEX Strip Pricing (01/03/23) ï,„ï€ Maintenance capital expenditures of $134.7 million per year in 2022E,                $150.0 million per year in 2023E and 2024E and $125.0 million per year from 2025E to 2027E ï,„ï€ Growth capital expenditures: • Identified organic capital expenditures of $114.4 million in 2H 2022 • Identified acquisition capital expenditures of $144.0 million in 2H 2022 • Unidentified organic capital expenditures of $125.0 million in 2023E and $50.0 million per year from 2024E to 2027E Source: DCP Management Note: DCP Financial Projections do not include effects of the Merger 18

Preliminary Draft – Confidential DCP Financial Projections DCP Financial Projections – Sensitivity Assumptions â—¼ï€ At the direction of the Special Committee, Evercore requested that DCP Management provide financial projections for DCP B assuming NYMEX Strip Pricing as of January 3, 2023 (“Sensitivity Case B – NYMEX Strip Pricing Case”): NYMEX Strip Pricing Case 2022E 2023E 2024E 2025E 2026E 2027E NGLs ($/Gal) $1.04 $0.71 $0.68 $0.66 $0.66 $0.66 WTI ($/Bbl) 93.75 76.58 72.42 68.61 65.57 62.98 Henry Hub ($/MMBtu) 7.26 3.90 4.14 4.31 4.41 4.45 â—¼ï€ Also at the direction of the Special Committee, the following two additional commodity price cases were requested to reflect higher and lower price environments, although these levels have not been realized historically over a long period of time: â—¼ï€ C A sensitivity case which assumes the following higher commodity pricing (“Sensitivity Case C – Higher Commodity Prices”): Higher Commodity Prices 2022E 2023E 2024E 2025E 2026E 2027E NGLs ($/Gal) $1.01 $0.90 $0.78 $0.77 $0.76 $0.75 WTI ($/Bbl) 95.10 87.50 76.50 75.50 74.50 73.50 Henry Hub ($/MMBtu) 6.50 5.85 5.15 5.10 5.05 5.00 â—¼ï€ D A sensitivity case which assumes the following lower commodity pricing (“Sensitivity Case D – Lower Commodity Prices”): Lower Commodity Prices 2022E 2023E 2024E 2025E 2026E 2027E NGLs ($/Gal) $1.01 $0.59 $0.42 $0.42 $0.42 $0.42 WTI ($/Bbl) 95.10 40.00 40.00 40.00 40.00 40.00 Henry Hub ($/MMBtu) 6.50 2.25 2.25 2.25 2.25 2.25 19

Preliminary Draft – Confidential DCP Financial Projections DCP Financial Projections – NGL Price Cases NGL Composite Barrel ($/Gal) $1.40 $1.20 $1.00 l ) /Ga $0.80 ( $ $0.75 Average: $0.70 NGLs $0.66 $0.60 $0.60 $0.42 $0.40 $0.20 $— Jan-18 Nov-18 Sep-19 Jul-20 May-21 Mar-22 Jan-23 Nov-23 Sep-24 Jul-25 May-26 Mar-27 Dec-27 Historicals Average Historicals DCP Financial Projections NYMEX Strip Pricing Case Higher Commodity Prices Lower Commodity Prices 20

Preliminary Draft – Confidential DCP Financial Projections A DCP Financial Projections ($ in millions) For the Years Ending December 31, 2022E-2027E 2022E 2023E 2024E 2025E 2026E 2027E CAGR Gathering & Processing Segment North Region $1,140 $864 $767 $726 $717 $711 (9.0%) South Region 191 147 137 129 128 127 (7.9%) Midcontinent Region 275 239 225 212 209 207 (5.5%) Permian Region 584 585 562 533 527 522 (2.2%) Other G&P -——————- Total Gathering & Processing Gross Margin $2,190 $1,835 $1,690 $1,601 $1,581 $1,568 (6.5%) Total Costs North Region ($157) ($144) ($154) ($154) ($156) ($158) 0.2% South Region (99) (99) (92) (92) (94) (95) (0.8%) Midcontinent Region (165) (162) (174) (174) (177) (179) 1.6% Permian Region (251) (293) (307) (308) (312) (317) 4.7% Other G&P (19) (23) (20) (21) (21) (21) 2.6% Total Gathering & Processing Costs ($691) ($721) ($748) ($748) ($760) ($771) 2.2% Total Gathering & Processing Segment Margin $1,499 $1,113 $942 $852 $821 $797 (11.9%) Logistics & Marketing Segment Southern Hills + Sand Hills $429 $436 $442 $449 $449 $449 0.9% Other NGL Pipelines 141 149 156 158 158 158 2.3% NGL Marketing + Storage 46 49 39 39 39 39 (3.2%) Downstream Fractionation 19 21 21 21 21 21 2.0% Gas Marketing + Other Income 18 13 13 13 13 13 (7.1%) Gas Storage 2 13 12 12 12 12 43.2% Guadalupe 62 48 40 40 40 40 (8.5%) Gulf Coast Express Equity Earnings 66 66 66 66 66 66 (0.0%) Cheyenne Connector Equity Earnings 14 14 14 14 14 14 0.0% Total Logistics & Marketing Gross Margin $798 $810 $804 $812 $812 $812 0.4% Total Costs Logistics & Marketing Costs ($44) ($47) ($41) ($41) ($42) ($42) (0.9%) Total Logistics & Marketing Segment Margin $754 $763 $763 $771 $771 $770 0.4% Source: DCP Management 21

Preliminary Draft – Confidential DCP Financial Projections A DCP Financial Projections – Summary Cash Flows ($ in millions, except per unit amounts) For the Years Ending December 31, 2022E-2027E 2022E 2023E 2024E 2025E 2026E 2027E CAGR Gathering & Processing Segment Margin $1,499 $1,113 $942 $852 $821 $797 (11.9%) Logistics & Marketing Segment Margin 754 763 763 771 771 770 0.4% Less: Corporate Costs (255) (257) (236) (236) (239) (243) (1.0%) Plus: Adj. Distribution in Excess of Equity Earnings—Logistics 77 80 80 80 80 80 0.9% Plus: Adj. Distribution in Excess of Equity Earnings—Discovery 13 9 9 9 9 9 (7.3%) Plus: Hedge settlement (339) (11) 2 (4) -—- Adjusted EBITDA $1,749 $1,698 $1,560 $1,473 $1,442 $1,414 (4.2%) Plus: Growth Projects -—- 18 25 32 39 Total Adjusted EBITDA $1,749 $1,698 $1,578 $1,498 $1,474 $1,453 (3.6%) Less: Interest Expense ($273) ($286) ($258) ($221) ($210) ($183) Less: Preferred Securities (58) (15) -———-Less: Sustaining Capital (135) (150) (150) (125) (125) (125) Less: Income Taxes (5) (5) (5) (5) (5) (5) Less: Other (3) (7) (7) (5) (5) (5) Distributable Cash Flow $1,275 $1,235 $1,157 $1,142 $1,128 $1,135 (2.3%) Identified Organic Capital ($140) $— $— $— $— $—Unidentified Organic Capital — (125) (50) (50) (50) (50) Acquisition Capital (160) -————- Distributions (342) (359) (359) (359) (359) (359) 1.0% Working Capital and Interest Timing (30) 133 90 -——- Cash Surplus / (Shortfall) $603 $884 $838 $733 $719 $726 3.8% LP Units Outstanding 208 209 209 209 209 209 0.0% Distributable Cash Flow per LP Unit $6.12 $5.92 $5.55 $5.47 $5.41 $5.44 (2.3%) Distribution per Unit 1.64 1.72 1.72 1.72 1.72 1.72 1.0% Total Distributions $342 $359 $359 $359 $359 $359 1.0% Source: DCP Management 22

Preliminary Draft – Confidential DCP Financial Projections A DCP Financial Projections – Sources and Uses ($ in millions) For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E 2027E Sources DCF Surplus / (Shortfall) $603 $884 $838 $733 $719 $726 Revolver Draw 246 -————- Total Sources $849 $884 $838 $733 $719 $726 Uses Revolver Paydown $— $113 $393 $— $— $— Long-Term Debt Paydown 350 500 — 825 — 500 Preferred Equity Redemption 500 271 -———-Cash Balance Increase / (Decrease) (1) — 445 (92) 719 226 Total Uses $849 $884 $838 $733 $719 $726 Memo: Cash $— $— $445 $353 $1,073 $1,298 Total Debt 5,331 4,718 4,325 3,500 3,500 3,000 Net Debt $5,331 $4,718 $3,880 $3,147 $2,427 $1,702 Preferred Equity 271 -————- Net Debt + Preferred Equity $5,602 $4,718 $3,880 $3,147 $2,427 $1,702 Total Debt / Adjusted EBITDA 3.0x 2.8x 2.7x 2.3x 2.4x 2.1x Net Debt / Adjusted EBITDA 3.0 2.8 2.5 2.1 1.6 1.2 (Net Debt + Preferred Equity) / Adjusted EBITDA 3.2 2.8 2.5 2.1 1.6 1.2 Source: DCP Management 23

Preliminary Draft – Confidential DCP Financial Projections B DCP Financial Projections ($ in millions) For the Years Ending December 31, 2022E-2027E 2022E 2023E 2024E 2025E 2026E 2027E CAGR Gathering & Processing Segment North Region $1,140 $729 $752 $758 $756 $756 (7.9%) South Region 191 151 144 138 136 135 (6.8%) Midcontinent Region 275 243 231 218 214 211 (5.2%) Permian Region 584 568 565 542 535 531 (1.9%) Other G&P -——————- Total Gathering & Processing Gross Margin $2,190 $1,691 $1,692 $1,655 $1,641 $1,633 (5.7%) Total Costs North Region ($157) ($144) ($154) ($154) ($156) ($158) 0.2% South Region (99) (99) (92) (92) (94) (95) (0.8%) Midcontinent Region (165) (162) (174) (174) (177) (179) 1.6% Permian Region (251) (293) (307) (308) (312) (317) 4.7% Other G&P (19) (23) (20) (21) (21) (21) 2.6% Total Gathering & Processing Costs ($691) ($721) ($748) ($748) ($760) ($771) 2.2% Total Gathering & Processing Segment Margin $1,499 $970 $944 $907 $881 $862 (10.5%) Logistics & Marketing Segment Southern Hills + Sand Hills $429 $436 $442 $449 $449 $449 0.9% Other NGL Pipelines 141 149 156 158 158 158 2.3% NGL Marketing + Storage 46 49 39 39 39 39 (3.2%) Downstream Fractionation 19 21 21 21 21 21 2.0% Gas Marketing + Other Income 18 13 13 13 13 13 (7.1%) Gas Storage 2 13 12 12 12 12 43.2% Guadalupe 62 48 40 40 40 40 (8.5%) Gulf Coast Express Equity Earnings 66 66 66 66 66 66 (0.0%) Cheyenne Connector Equity Earnings 14 14 14 14 14 14 0.0% Total Logistics & Marketing Gross Margin $798 $810 $804 $812 $812 $812 0.4% Total Costs Logistics & Marketing Costs ($44) ($47) ($41) ($41) ($42) ($42) (0.9%) Total Logistics & Marketing Segment Margin $754 $763 $763 $771 $771 $770 0.4% Source: DCP Management 24

Preliminary Draft – Confidential DCP Financial Projections B DCP Financial Projections – Summary Cash Flows ($ in millions, except per unit amounts) For the Years Ending December 31, 2022E-2027E 2022E 2023E 2024E 2025E 2026E 2027E CAGR Gathering & Processing Segment Margin $1,499 $970 $944 $907 $881 $862 (10.5%) Logistics & Marketing Segment Margin 754 763 763 771 771 770 0.4% Less: Corporate Costs (255) (257) (236) (236) (239) (243) (1.0%) Plus: Adj. Distribution in Excess of Equity Earnings—Logistics 77 80 80 80 80 80 0.9% Plus: Adj. Distribution in Excess of Equity Earnings—Discovery 13 9 9 9 9 9 (7.3%) Plus: Hedge settlement (339) 18 4 (2) -—- Adjusted EBITDA $1,749 $1,583 $1,563 $1,530 $1,501 $1,478 (3.3%) Plus: Growth Projects -—- 18 25 32 39 Total Adjusted EBITDA $1,749 $1,583 $1,581 $1,555 $1,534 $1,518 (2.8%) Less: Interest Expense ($273) ($290) ($261) ($222) ($210) ($183) Less: Preferred Securities (58) (15) -———-Less: Sustaining Capital (135) (150) (150) (125) (125) (125) Less: Income Taxes (5) (5) (5) (5) (5) (5) Less: Other (3) (7) (7) (5) (5) (5) Distributable Cash Flow $1,275 $1,115 $1,158 $1,198 $1,188 $1,199 (1.2%) Identified Organic Capital ($140) $— $— $— $— $—Unidentified Organic Capital — (125) (50) (50) (50) (50) Acquisition Capital (160) -————- Distributions (342) (359) (359) (359) (359) (359) 1.0% Working Capital and Interest Timing (30) 133 90 -——- Cash Surplus / (Shortfall) $603 $764 $839 $789 $779 $790 5.6% LP Units Outstanding 208 209 209 209 209 209 0.0% Distributable Cash Flow per LP Unit $6.12 $5.34 $5.55 $5.74 $5.69 $5.75 (1.2%) Distribution per Unit 1.68 1.72 1.72 1.72 1.72 1.72 0.5% Total Distributions $342 $359 $359 $359 $359 $359 1.0% Source: DCP Management 25

Preliminary Draft – Confidential DCP Financial Projections B DCP Financial Projections – Sources and Uses ($ in millions) For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E 2027E Sources DCF Surplus / (Shortfall) $603 $764 $839 $789 $779 $790 Revolver Draw 246 7 -———- Total Sources $849 $771 $839 $789 $779 $790 Uses Revolver Paydown $— $— $513 $— $— $— Long-Term Debt Paydown 350 500 — 825 — 500 Preferred Equity Redemption 500 271 -———-Cash Balance Increase / (Decrease) (1) — 327 (36) 779 290 Total Uses $849 $771 $839 $789 $779 $790 Memo: Cash $— $— $327 $291 $1,070 $1,360 Total Debt 5,331 4,838 4,325 3,500 3,500 3,000 Net Debt $5,331 $4,838 $3,998 $3,209 $2,430 $1,640 Preferred Equity 271 -————- Net Debt + Preferred Equity $5,602 $4,838 $3,998 $3,209 $2,430 $1,640 Total Debt / Adjusted EBITDA 3.0x 3.1x 2.7x 2.3x 2.3x 2.0x Net Debt / Adjusted EBITDA 3.0 3.1 2.5 2.1 1.6 1.1 (Net Debt + Preferred Equity) / Adjusted EBITDA 3.2 3.1 2.5 2.1 1.6 1.1 Source: DCP Management 26

Preliminary Draft – Confidential DCP Financial Projections DCP Financial Projections Summary – Comparison to Wall Street Consensus Estimates ($ in millions) Adjusted EBITDA Distributable Cash Flow $1,749 $1,776 $1,750 $1,698 $1,665 $1,665 $1,578 $1,616 $1,634 $1,498 $1,474 $1,453 $1,312 $1,319 $1,274 $1,298 $1,275 $1,235 $1,157$ 1,219 $1,230 $1,142 $1,128 $1,135 2022E 2023E 2024E 2025E 2026E 2027E 2022E 2023E 2024E 2025E 2026E 2027E Distributed Cash Flow Net Debt / Adjusted EBITDA Coverage Ratio: 3.7x 3.4x 3.2x 3.2x 3.1x 3.2x 3.0x 2.7x 2.8x 3.8x 3.5x 3.1x 3.2x 3.2x 3.2x 2.5x 2.4x 2.1x 2.1x 1.6x 1.2x $359$378 $359$396 $359$386 $359$396 $359$406 $342$351 NA NA NA 2022E 2023E 2024E 2025E 2026E 2027E 2022E 2023E 2024E 2025E 2026E 2027E DCP Financial Projections Wall Street Consensus Estimates Source: DCP Management; FactSet; as of January 4, 2023 27

. 1 $1,749 Source: $ . 3 $1,749 342 7x DCP $1,717 DCP 2022E Coverage 2022E DCP Projected $1,717 Ratio: $1,698 Management DCP $ . 3 $1,583 distributions 359 4x $1,860 2023E 2023E Financial remain $1,300 Financial Financial the $1,578 same $ . 3 $1,581 3592x $1,718 2024E 2024E through Projections Distributed $1,136 Adjusted Projections $1,498 $ . 3 Cash $1,555 sensitivity 359 2x 2025E 2025E $1,706 cases Flow $1,112 EBITDA Projections 1 $1,474 $ . 3 Summary $1,534 359 1x – $1,690 NYMEX 2026E 2026E Strip Sensitivity $1,090 $1,453 $ . 3 Case $1,518 Pricing 359 2x $1,666 B 2027E 2027E Case – $1,082 Comparison to 28 3.0x $1,275 3.0x $1,275 2022E 3.1x 2022E $1,242 Higher 3.1x $1,242 Sensitivity 2.8x $1,235 Sensitivity 3.1x $1,115 2.5x Commodity Case 2023E 2023E $1,401 Cases 4.0x $822 Net C – Prices 2.5x $1,157 2.5x Debt $1,158 / 2024E 2.1x 2024E $1,300 4.2x $688 Distributable 2.1x $1,142 2.1x Adjusted $1,198 2025E 1.6x 2025E $1,351 Cash Lower 4.0x $715 Flow Preliminary Sensitivity 1.6x EBITDA $1,128 1.6x $1,188 1.0x $1,344 ( Draft 2026E 2026E $ Commodity Case – D 3.8x $708 in – Prices 1.2x $1,135 1.1x $1,199 2027E 0.5x 2027E $1,347 3.6x $718 millions) Confidential

Preliminary Draft – Confidential IV. Preliminary Valuation of the Common Units

Preliminary Draft – Confidential Preliminary Valuation of the Common Units Valuation Methodologies Evercore utilized the following methodologies to analyze the value of the Common Units: Methodology Description Assumptions / Detail Values the Common Units based on the concept of Projected cash flow discounted to 12/31/22 the time value of money Utilizes varying weighted average cost of capital EBITDA exit multiple based on peer group trading multiples and Discounted (“WACC”) discount rates and applies various precedent transaction multiples Cash Flow perpetuity growth rates to derive after-tax valuation WACC based on the Capital Asset Pricing Model (“CAPM”) Analysis ranges Calculated terminal values based on a range of multiples of EBITDA and assumed perpetuity growth rates Values the Common Units based on the present value Projected distributions discounted to 12/31/22 of the future cash distributions Discounted Terminal yield range based on the distribution yield at which DCP Distributions has traded over the last 52 weeks Analysis Cost of equity based on CAPM and total expected market return for MLPs and companies with similar assets to those of DCP Values the Common Units based on EV/EBITDA and EV/EBITDA multiples applied to 2023E and 2024E EBITDA Peer Group Price/DCF trading multiples Price/DCF LP unit applied to 2023E and 2024E DCF/LP unit Trading Multiples selected based on EV/EBITDA and Analysis Price/DCF multiples of MLPs and companies with assets similar to those owned by DCP Precedent Values the Common Units based on multiples of EV/EBITDA multiples applied to 2022E EBITDA M&A transaction value to EBITDA in historical transactions involving assets similar to those owned by DCP Transaction Analysis For Premiums Values DCP common units based on historical Median 1-Day spot and 20-Day volume weighted average price Reference premiums paid in (i) MLP buy-ins and (ii) MLP mergers (“VWAP”) premiums paid applied to relevant unit prices Only Paid Analysis since 2018 29

Preliminary Draft – Confidential Preliminary Valuation of the Common Units Preliminary Valuation Summary For Reference Only Discounted Peer Group Discounted Cash Flow Analysis Distributions Trading Analysis MLP Analyst Analysis Precedent M&A Premiums Price Transaction Analysis Paid Targets Market Price/DCF Exit Multiple Perpetuity Grow th CAPM EV/EBITDA Return per LP Unit $65.00 $61.07 Implied range based on 5% $55.00 annual $53.18 $52.70 $52.17 distribution growth $50.33 $50.20 $50.20 $49.58 $48.61 $48.61 through $45.40 2027E1 $45.91 $44.37 $45.00 $45.00 $43.31 $44.05 $44.86 $41.61 $40.99 $40.08 $42.24 $38.33 $37.83 $38.44 $39.96 $38.00 $35.00 $34.93 $37.36 $36.05 $35.15 $32.22 $33.35 $33.44 $33.27 $33.41 $33.27 $33.30 $29.52 $33.56 $33.56 $28.75 $32.28 $32.28 $27.68 $28.20 $29.71 $24.22 $25.00 Merger Consideration: $41.75 $25.10 Price as of 1/4/23: $38.59 $19.79 $18.84 $15.00 $16.31 $15.98 $5.00 4.0%—5.0% 7.0%—8.0% WACC Terminal Yield 8.0x—9.0x 6.5x—7.5x Merger 2023E EBITDA 2023E DCF/LP Unit Premium 9.0%—11.0%—Analyst 7.25x—9.25x Selected 10.0% 13.0% Price 8.0x—9.0x 0.5%—1.5% 2022E EBITDA Range: Equity Equity Targets Exit Multiple Perpetuity Grow th Rate 8.0x—9.0x 6.0x—7.0x 15.0%—Cost of Cost of 2024E EBITDA 2024E DCF/LP Unit 30.0% Capital Capital Sensitivity Case B – Sensitivity Case C – Sensitivity Case D –DCP Financial Projections NYMEX Strip Pricing Case Higher Commodity Prices Lower Commodity Prices 1. For reference only: sensitivity case using a 5% annual distribution growth rate which assumes lower than the commodity super cycle board assumption of 7.5% growth and higher than DCP Financial Projections’ 0% growth 30

Preliminary Draft – Confidential Preliminary Valuation of the Common Units A Discounted Cash Flow Analysis ($ in millions, except per unit amounts) Summary Results For the Years Ending December 31, Exit Perpetuity 2023E 2024E 2025E 2026E 2027E Multiple Growth Adjusted EBITDA $1,698 $1,578 $1,498 $1,474 $1,453 $1,453 $1,453 Less: Tax Depreciation and Amortization¹ (14,251) (154) (127) (118) (116) (125) EBIT ($12,553) $1,424 $1,371 $1,356 $1,338 $1,328 Less: Cash Taxes — (84) (81) (100) (99) (491) EBIAT ($12,553) $1,340 $1,290 $1,255 $1,239 $837 Plus: Tax Depreciation and Amortization 14,251 154 127 118 116 125 Less: Maintenance Capex (150) (150) (125) (125) (125) (125) Less: Growth Capex (125) (50) (50) (50) (50) —Unlevered Free Cash Flow $1,423 $1,293 $1,242 $1,199 $1,179 $837 EBITDA Multiple / Perpetuity Growth Rate 8.5x 1.0% Implied Terminal Value $12,351 $13,000 Present Value of Terminal Value @ 7.5% Discount Rate $8,603 $8,734 Plus: Present Value of Unlevered Free Cash Flow @ 7.5% Discount Rate 5,351 Implied Enterprise Value $13,954 $14,085 Less: Preferred Equity2 ($271) Less: Net Debt2 (5,331) Less: Noncontrolling Interests2 (25) Implied Equity Value $8,327 $8,458 DCP Units Outstanding3 210 Implied Value per Unit $39.61 $40.23 Sensitivity Analysis Terminal Exit Multiple Perpetuity Growth Rate 7.5x 8.0x 8.5x 9.0x 9.5x —% 0.5% 1.0% 1.5% 2.0% 6.5% $37.07 $39.59 $42.11 $44.63 $47.16 6.5% $42.54 $46.38 $50.92 $56.37 $63.03 C C 7.0% 35.92 38.38 40.84 43.31 45.77 C C 7.0% 38.14 41.37 45.13 49.58 54.92 WA 7.5% 34.79 37.20 39.61 42.02 44.42 WA 7.5% 34.34 37.07 40.23 43.92 48.27 8.0% 33.70 36.05 38.40 40.76 43.11 8.0% 31.00 33.35 36.03 39.12 42.73 8.5% 32.64 34.93 37.23 39.53 41.83 8.5% 28.05 30.08 32.38 35.00 38.03 31 1. 2023E tax DD&A assumes 80% bonus depreciation calculated as the midpoint of the enterprise value range plus 2023E capital expenditures 2. Per DCP Management as of December 31, 2022 3. Includes 117.8mm common units held by DCP Midstream, LLC and DCP Midstream GP, LP, and 1.8mm phantom and performance units

Preliminary Draft – Confidential Preliminary Valuation of the Common Units Discounted Distribution Analysis For the Years Ending December 31, Terminal Value 2023E 2024E 2025E 2026E 2027E Low High DCP Distribution per Unit (Cash, As Paid) $1.72 $1.72 $1.72 $1.72 $1.72 $1.72 – $1.72 Terminal Yield1 5.0% 4.0% Terminal Value $34.40 $43.00 Equity Cost of Capital Based on CAPM Present Value @ 8.5% Cost of Equity $29.94 – $35.66 Present Value @ 9.0% Cost of Equity 29.34 – 34.93 Present Value @ 9.5% Cost of Equity 28.76 – 34.23 Present Value @ 10.0% Cost of Equity 28.20 – 33.54 Present Value @ 10.5% Cost of Equity 27.65 – 32.87 Implied DCP Unit Value – Based on CAPM $28.20 – $34.93 Equity Cost of Capital Based on Total Expected Market Return2 Present Value @ 10.0% Cost of Equity $28.20 – $33.54 Present Value @ 11.0% Cost of Equity 27.11 – 32.22 Present Value @ 12.0% Cost of Equity 26.08 – 30.96 Present Value @ 13.0% Cost of Equity 25.10 – 29.77 Present Value @ 14.0% Cost of Equity 24.17 – 28.64 Implied DCP Unit Value – Based on Total Expected Market Return $25.10 – $32.22 Source: DCP Management 1. Based on DCP’s 52-week yield range of 2.6% to 5.6% with a median of 4.3% and mean of 4.3%; Current yield is 4.0% as of January 4, 2023 2. Detail on Equity Cost of Capital calculations in Appendix 32

Preliminary Draft – Confidential Preliminary Valuation of the Common Units Discounted Distribution Analysis – 5% Annual Distribution Growth For Reference Only For the Years Ending December 31, Terminal Value 2023E 2024E 2025E 2026E 2027E Low High DCP Distribution per Unit (Cash, As Paid) $1.72 $1.81 $1.90 $1.99 $2.09 $2.09 – $2.09 Distribution Growth 5.0% 5.0% 5.0% 5.0% Terminal Yield1 5.0% 4.0% Terminal Value $41.80 $52.25 Equity Cost of Capital Based on CAPM Present Value @ 8.5% Cost of Equity $35.54 – $42.49 Present Value @ 9.0% Cost of Equity 34.82 – 41.61 Present Value @ 9.5% Cost of Equity 34.12 – 40.76 Present Value @ 10.0% Cost of Equity 33.44 – 39.93 Present Value @ 10.5% Cost of Equity 32.78 – 39.12 Implied DCP Unit Value – Based on CAPM $33.44 – $41.61 Equity Cost of Capital Based on Total Expected Market Return2 Present Value @ 10.0% Cost of Equity $33.44 – $39.93 Present Value @ 11.0% Cost of Equity 32.13 – 38.33 Present Value @ 12.0% Cost of Equity 30.89 – 36.82 Present Value @ 13.0% Cost of Equity 29.71 – 35.38 Present Value @ 14.0% Cost of Equity 28.59 – 34.01 Implied DCP Unit Value – Based on Total Expected Market Return $29.71 – $38.33 Source: DCP Management Note: Sensitivity case using a 5% annual distribution growth rate which assumes lower than the commodity super cycle board assumption of 7.5% growth and management 0% growth scenarios 1. Based on DCP’s 52-week yield range of 2.6% to 5.6% with a median of 4.3% and mean of 4.3%; Current yield is 4.0% as of January 4, 2023 2. Detail on Equity Cost of Capital calculations in Appendix 33

Preliminary Draft – Confidential Preliminary Valuation of the Common Units Peer Group Trading Analysis ($ in millions, except per unit/share amounts) Price/DCF Price Equity Enterprise Enterprise Value/EBITDA / CAFD per Share Distribution Yield Dist. Net Debt / Parthership / Company 1/4/23 Value Value 2023E 2024E 2023E 2024E Current 2023E Growth 2023E EBITDA Gathering & Processing MLPs/Companies Antero Midstream Corporation $10.89 $5,269 $8,639 9.1x 8.6x 9.1x 8.1x 8.3% 8.3% NM 3.5x Crestwood Equity Partners LP 26.56 2,859 7,263 8.0 7.6 4.8 4.4 9.9% 9.9% 3.7% 3.7 DT Midstream, Inc. 53.65 5,256 8,658 9.6 9.0 8.8 8.3 4.8% 5.0% 6.9% 3.6 EnLink Midstream, LLC 11.95 5,788 11,984 8.8 8.6 5.7 5.4 3.8% 4.2% 10.0% 3.4 Equitrans Midstream Corporation 6.85 2,997 10,441 9.9 9.1 5.4 5.0 8.8% 8.8% 0.8% 6.0 Hess Midstream Partners LP 30.02 7,205 10,111 9.7 9.2 8.3 7.9 7.5% 7.9% 4.0% 2.8 Kinetik Holdings Inc. 31.53 4,331 7,770 8.7 7.8 6.0 5.3 9.5% 10.0% 4.3% 3.8 ONEOK, Inc. 64.44 28,915 41,768 10.5 10.2 11.7 11.2 5.8% 5.8% 4.0% 3.2 Summit Midstream Partners, LP 16.51 174 1,905 6.3 6.1 NM NM —% —% NM 5.1 Targa Resources Corp. 71.03 16,403 30,825 8.9 8.7 6.4 6.3 2.0% 2.4% 10.0% 3.5 Western Midstream Partners, LP 25.89 10,267 17,076 7.7 7.5 6.8 6.2 7.7% 7.7% 10.9% 3.0 Mean 8.8x 8.4x 7.3x 6.8x 6.2% 6.4% 6.1% 3.8x Median 8.9 8.6 6.6 6.2 7.5% 7.7% 4.3% 3.5 DCP Midstream, LP (Consensus)1 $38.59 $8,066 $13,582 7.8x 8.2x 6.3x 6.6x 4.5% 4.7% 3.1% 2.7x DCP Midstream, LP (DCP Financial Projections)1 $38.59 $8,066 $13,582 8.0x 8.6x 6.5x 7.0x 4.5% 4.5% —% 3.0x Source: Company filings, FactSet, Wall Street Research; as of January 4, 2023 34

Preliminary Draft – Confidential Preliminary Valuation of the Common Units Change in Valuation Multiples Over Time EV / NTM EBITDA Multiples1 14.0x 0.8x Average Differential from Peers Since 1/1/2018 1.2x Average Differential from Peers Since 1/1/2022 12.0x 10.0x 8.9x 8.0x 7.8x 6.0x 4.0x 2.0x --x 1/1/18 11/1/18 9/2/19 7/3/20 5/4/21 3/5/22 1/4/23 DCP Peer Median2 Source: FactSet market data as of January 4, 2023 1. EV / NTM EBITDA based on FactSet Consensus trading multiples 2. Peers include AM, CEQP, DTM, ENLC, ETRN, HESM, KNTK, OKE, SMLP, TRGP and WES 35

Preliminary Draft – Confidential Preliminary Valuation of the Common Units A Peer Group Trading Analysis – EV/EBITDA ($ in millions, except per unit amounts) 2023E Adjusted EBITDA $1,698 Relevant EBITDA Multiple 8.0x—9.0x Implied Enterprise Value Based on 2023E Adjusted EBITDA $13,582—$15,280 Less: Preferred Equity1 (271) Less: Net Debt1 (5,331) Less: Noncontrolling Interests1 (25) Implied Equity Value $7,955—$9,652 DCP Units Outstanding 210 Implied DCP Unit Price Range—2023E EBITDA $37.84—$45.91 2024E Adjusted EBITDA $1,578 Relevant EBITDA Multiple 8.0x—9.0x Implied Enterprise Value Based on 2024E Adjusted EBITDA $12,621—$14,199 Less: Preferred Equity1 (271) Less: Net Debt1 (5,331) Less: Noncontrolling Interests1 (25) Implied Equity Value $6,994—$8,572 DCP Units Outstanding 210 Implied DCP Unit Price Range—2024E EBITDA $33.27—$40.77 Implied DCP Unit Price Range—2023E and 2024E EBITDA $33.27—$45.91 1. As of December 31, 2022 36

Preliminary Draft – Confidential Preliminary Valuation of the Common Units A Peer Group Trading Analysis – Price/DCF per LP Unit ($ in millions, except per unit amounts) 2023E DCF / LP Unit $5.92 Relevant Multiple 6.5x—7.5x Implied DCP Unit Price Range—2023E Price / DCF $38.45—$44.37 2024E DCF / LP Unit $5.55 Relevant Multiple 6.0x—7.0x Implied DCP Unit Price Range—2024E Price / DCF $33.27—$38.82 Implied DCP Unit Price Range—2023E and 2024E Price / DCF $33.27—$44.37 37

Preliminary Draft – Confidential Preliminary Valuation of the Common Units Precedent M&A Transaction Analysis ($ in millions) Gathering & Processing Transactions Date Transaction EBITDA Announced Acquiror / Target (Seller) Value ($MM) Multiple Oct-22 Summit Midstream / Outrigger DJ Midstream $165 6.8x Oct-22 Summit Midstream / Sterling DJ 140 3.0 Sep-22 Antero Midstream / Marcellus G&P System (Crestwood Equity Partners) 205 7.0 Jun-22 Targa Resources / Lucid Energy 3,550 7.5 Jun-22 DCP Midstream / James Lake System (Woodland Midstream II) 160 5.5 May-22 EnLink Midstream / Barnett Gathering and Processing System (Crestwood Equity Partners) 275 4.0 May-22 Crestwood Equity Partners / Sendero Midstream 600 7.0 Apr-22 Delek Logistics Partners / 3Bear Energy 625 8.8 Mar-22 Targa Resources / Southcross Energy Operating 200 4.0 Mar-22 Williams Companies / Trace Midstream 950 6.0 Jan-22 Enterprise Products Partners / Navitas Midstream Partners 3,250 7.8 Oct-21 Crestwood Equity Partners / Oasis Midstream 1,848 8.3 Oct-21 Altus Midstream / BCP Raptor/EagleClaw Midstream 6,248 11.7 Apr-21 EnLink Midstream LLC / Amarillo Rattler JV (Rattler Midstream Partners LP, Amarillo Midstream) 60 6.0 Aug-20 Citizen Energy II LLC / Blue Mountain Midstream LLC (Riviera Resources, Inc.) 111 7.1 Jul-20 CNX Resources Corporation / 46.9% stake in CNX Midstream Partners LP 728 7.7 Feb-20 Equitrans Midstream Corporation / EQM Midstream Partners 1,762 8.3 Mean 6.8x Median 7.0 Min 3.0 Max 11.7 Source: Public filings, FactSet 38

Preliminary Valuation of the Common Units

Precedent M&A Transaction Analysis (cont'd)

($ in millions)

Natural Gas Transportation Transactions

Date Announced	Acquiror / Target (Seller)	Transaction Value ($MM)	EBITDA Multiple
Dec-22	Williams Companies / MountainWest (Southwest Gas Holdings)	$1,500	8.0x
Sep-22	DT Midstream / 26.25% Ownership Interest in Millennium Pipeline (National Grid)	552	10.0
Jun-21	Kinder Morgan / Stagecoach Gas Services (Crestwood Equity Partners LP, Consolidated Edison Inc)	857	10.7
Feb-21	ArcLight Capital Partners LLC / 25% Interest in Natural Gas Pipeline Company of America LLC (Kinder Morgan)	1,300	11.2
Jul-20	Berkshire Hathaway Energy / Dominion Energy Natural Gas Transmission and Storage Business	9,700	9.7
Mar-20	ATCO Gas and Pipelines Ltd / Pioneer Pipeline (Tidewater Midstream and Infrastructure Ltd. & TransAlta Corp.)	184	NA
Feb-20	Equitrans Midstream Corporation / EQM Midstream Partners, LP	1,762	8.3
Sep-19	NextEra Energy Partners, LP / Meade Pipeline Co LLC	1,280	11.6
Sep-19	Kinder Morgan / Corpus Christi Pipeline Network (Southcross)	76	9.0
Jan-19	NEXUS Gas Transmission, LLC (Enbridge Inc.; DTE Energy Company) / Generation Pipeline LLC	160	14.4
Feb-18	Tallgrass Energy GP, LP / 25.01% interest in Rockies Express Pipeline LLC (Tallgrass Development LP)	1,044	6.4
Nov-17	American Midstream Partners, LP / Trans-Union Interstate Pipeline (ArcLight Capital Partners, LLC)	48	6.5
Jul-17	Blackstone Energy Partners / 32.44% interest in Rover Pipeline (Energy Transfer Partners, LP)	1,571	10.7
Jun-17	TC Pipelines / 49.3% interest in Iroquois Gas Transmission System, LP and 11.8% interest in Portland Natural Gas Transmission (TransCanada Corp.)	765	10.9
Apr-17	Tallgrass Energy Partners, LP / 24.99% interest in Rockies Express Pipeline LLC (Tallgrass Development, LP)	1,043	6.6
	Mean		**9.6x**
	Median		**9.9**
	Min		**6.4**
	Max		**14.4**

Source: Public filings, FactSet

EVERCORE
39
dcp Midstream

Preliminary Draft – Confidential Preliminary Valuation of the Common Units Precedent M&A Transaction Analysis (cont’d) ($ in millions) NGL and NGL-Related Transportation Transactions Date Transaction EBITDA Announced Acquiror / Target (Seller) Value ($MM) Multiple Jan-23 Targa Resources Corp / 25% interest in Grand Prix Pipeline (Blackstone Energy Partners) $1,050 8.8x Mar-22 ArcLight / 25% Interest in Gulf Coast Express Pipeline (Targa Resources) 857 11.1 Oct-21 Phillips 66 / Phillips 66 Partners 14,400 10.1 Aug-19 Pembina Pipeline Corporation / Cochin Pipeline (Kinder Morgan) 1,546 13.0 Jul-19 Altus Midstream / 33.0% interest in Shin Oak Pipeline (Enterprise Products Partners L.P.) 1,336 13.8 Oct-17 Blackstone Energy Partners / 25% interest in Grand Prix Pipeline (Targa Resources Corp) 325 10.0 Oct-16 Phillips 66 Partners LP / 30 crude oil, refined products and NGL logistics assets (Phillips 66) 1,300 8.7 Jun-16 Riverstone Investment Group LLC / 50% Partner Interest in Utopia Pipeline Project (Kinder Morgan, Inc.) 300 12.0 May-16 Phillips 66 Partners LP / Standish Pipeline and remaining 75% in Phillips 66 Sweeny Frac LLC (Phillips 66) 1,033 8.6 Mean 10.7x Median 10.1 Min 8.6 Max 13.8 Source: Public filings, FactSet 40

Preliminary Draft – Confidential Preliminary Valuation of the Common Units A Precedent M&A Transaction Analysis – EV/EBITDA ($ in millions, except per unit amounts) 2022E Adjusted EBITDA $1,749 Relevant EBITDA Multiple 7.25x—9.25x Implied Enterprise Value Based on 2022E Adjusted EBITDA $12,682—$16,180 Less: Preferred Equity1 (271) Less: Net Debt1 (5,331) Less: Noncontrolling Interests1 (25) Implied Equity Value $7,055—$10,553 DCP Units Outstanding 210 Implied DCP Unit Price Range—2022E EBITDA $33.56—$50.20 1. As of December 31, 2022 41

Preliminary Valuation of the Common Units

Premiums Paid Analysis

Date Announced	Acquiror / Target	Consideration	Premium[1] 1-Day Prior Spot	20-Day VWAP
07/28/22	PBF Energy, Inc. / PBF Logistics LP	Cash/Stock-for-Unit	(3.0%)	9.5%
07/25/22	Shell USA, Inc. / Shell Midstream Partners, L.P.	Cash-for-Unit	23.0%	23.6%
06/02/22	Hartree Partners, LP / Sprague Resources LP	Cash-for-Unit	25.2%	27.0%
05/25/22	Höegh LNG Holdings Ltd / Höegh LNG Partners LP	Cash-for-Unit	35.0%	42.2%
05/16/22	Diamondback Energy / Rattler Midstream LP	Stock-for-Unit	17.3%	10.3%
04/22/22	Ergon, Inc. / Blueknight Energy Partners, L.P.	Cash-for-Unit	51.5%	47.5%
12/20/21	BP p.l.c / BP Midstream Partners LP	Stock-for-Unit	10.8%	4.0%
10/27/21	Phillips 66 / Phillips 66 Partners LP	Stock-for-Unit	4.8%	6.7%
10/04/21	Stonepeak Infrastructure Partners / Teekay LNG Partners LP	Cash-for-Unit	8.3%	5.3%
08/23/21	Landmark Dividend / Landmark Infrastructure Partners LP	Cash-for-Unit	38.4%	35.0%
03/05/21	Chevron Corporation / Noble Midstream Partners LP	Stock-for-Unit	16.7%	18.0%
12/15/20	TC Energy Corporation / TC PipeLines, LP	Stock-for-Unit	19.5%	15.5%
07/27/20	CNX Resources Corporation / CNX Midstream Partners	Stock-for-Unit	28.1%	3.9%
02/27/20	Equitrans Midstream Corporation / EQM Midstream Partners, LP	Stock-for-Unit	(1.5%)	(5.6%)
12/17/19	Blackstone Infrastructure Partners / Tallgrass Energy LP	Cash-for-Unit	56.4%	33.9%
10/01/19	Brookfield Business Partners L.P. / Teekay Offshore Partners L.P.	Cash-for-Unit	28.1%	15.1%
09/16/19	Energy Transfer LP / SemGroup Corporation	Cash/Unit-for-Share	65.4%	87.3%
08/21/19	Pembina Pipeline Corporation / Kinder Morgan Canada Limited	Share-for-Share	37.7%	34.7%
05/10/19	IFM Investors / Buckeye Partners, L.P.	Cash-for-Unit	27.5%	23.8%
05/08/19	MPLX LP / Andeavor (Marathon Petroleum Corporation; Andeavor Logistics LP)	Unit-for-Unit	1.8%	1.3%
04/02/19	UGI Corporation / AmeriGas Partners, L.P.	Cash/Stock-for-Unit	13.5%	22.2%
03/18/19	ArcLight Energy Partners Fund V, L.P. / American Midstream, LP	Cash-for-Unit	31.2%	31.2%
02/05/19	SunCoke Energy, Inc. / SunCoke Energy Partners, L.P.	Stock-for-Unit	9.3%	19.5%
11/26/18	ArcLight Energy Partners Fund VI, L.P. / TransMontaigne Partners L.P.	Cash-for-Unit	12.6%	9.2%
11/08/18	Western Gas Equity Partners, LP / Western Gas Partners, LP	Unit-for-Unit	7.6%	62.4%
10/22/18	EnLink Midstream, LLC / EnLink Midstream Partners, LP	Unit-for-Unit	1.1%	(0.5%)
10/18/18	Valero Energy Corporation / Valero Energy Partners LP	Cash-for-Unit	6.0%	9.4%
10/09/18	Antero Midstream GP LP / Antero Midstream Partners LP	Cash/Stock-for-Unit	63.7%	54.6%
All Transactions	**Min**		**(3.0%)**	**(5.6%)**
	Median		**18.4%**	**18.8%**
	Mean		**22.7%**	**23.1%**
	Max		**65.4%**	**87.3%**
Cash-for-Unit	**Min**		**6.0%**	**5.3%**
	Median		**27.8%**	**25.4%**
	Mean		**28.6%**	**25.3%**
	Max		**56.4%**	**47.5%**

Source: Bloomberg, FactSet, Public filings
1. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror's shares / units on the last trading day prior to announcement plus any cash received, by the 20-trading day VWAP of the target as calculated from the last undisturbed trading day prior to the announcement

EVERCORE 42 dcp Midstream

Preliminary Draft – Confidential Preliminary Valuation of the Common Units Premiums Paid Analysis (cont’d) For Reference Only Summary Results – Cash-for-Unit Transactions 1-Day Prior Spot 20-Day VWAP Unit Price as of 8/17/22 $34.75 $33.88 Historical Merger Premium Range 6.0% — 56.4% 5.3% — 47.5% Implied DCP Unit Price Range $36.84 — $54.36 $35.67 — $49.97 Merger Premium Selected Range 15.0% 30.0% Median-Implied DCP Unit Value $39.96 $44.05 Source: FactSet 43

Preliminary Draft – Confidential Preliminary Valuation of the Common Units Net Present Value of PSX/DCP Operational Efficiencies ($ in millions, except per unit amounts) For Reference Only For the Years Ending December 31, Terminal 2023E 2024E 2025E 2026E 2027E Value Net Operational Efficiencies ($34) $93 $93 $93 $93 $93 Terminal Multiple 8.0x Implied Terminal Value $744 Present Value of Terminal Value @ 13.0% Discount Rate $404 Plus: Present Value of Unlevered Free Cash Flow @ 13.0% Discount Rate 229 Implied NPV of Operational Efficiencies $633 DCP Units Outstanding1 210 Implied Value per Unit $3.01 Value Per NPV of Operational Efficiencies Based on a Range of Discount Rates NPV DCP Unit Present Value @ 10.0% Discount Rate $711 $3.38 Present Value @ 11.0% Discount Rate 684 3.25 Present Value @ 12.0% Discount Rate 657 3.13 Present Value @ 13.0% Discount Rate 633 3.01 Present Value @ 14.0% Discount Rate 609 2.90 Present Value @ 15.0% Discount Rate 586 2.79 Source: DCP Management 1. Includes 117.8mm common units held by DCP Midstream, LLC and DCP Midstream GP, LP, and 1.8mm phantom and performance units 44

Preliminary Draft – Confidential Appendix

Preliminary Draft – Confidential A. Weighted Average Cost of Capital Analysis

Preliminary Draft – Confidential Weighted Average Cost of Capital Analysis DCP Common Units – Capital Asset Pricing Model ($ in millions, except per unit/share amounts) Unit/Share Price Market Equity Total Debt and Total Debt / Adjusted Unlevered 1/4/23 Value Preferred Equity Capitalization Beta 1 2 Partnership/Corporation Total Beta Antero Midstream Corporation $10.89 $5,269 $3,370 39.0% 0.81 0.54 Crestwood Equity Partners LP 26.56 2,859 4,182 59.4% 0.63 0.31 EnLink Midstream, LLC 11.95 5,788 4,579 44.2% 0.99 0.61 Equitrans Midstream Corporation 6.85 2,997 7,014 70.1% 0.94 0.33 Hess Midstream Partners LP 30.02 7,205 2,909 28.8% 0.76 0.59 Kinetik Holdings Inc. 31.53 4,331 3,448 44.3% 0.73 0.45 CAPM ONEOK, Inc. 64.44 28,915 12,876 30.8% 1.04 0.77 Summit Midstream Partners, LP 16.51 174 1,728 90.9% 0.91 0.11 Targa Resources Corp. 71.03 16,403 13,210 44.6% 0.92 0.56 Western Midstream Partners, LP 25.89 10,267 7,095 40.9% 0.90 0.60 Mean 49.3% 0.86 0.49 Median 44.2% 0.90 0.55 DCP Midstream, LP $38.59 $8,066 $5,584 40.9% 0.73 0.49 Risk-free Rate 3 4.0% Unlevered Beta 0.49 Debt and Preferred / Total Capitalization 40.9% Adjusted Levered Equity Beta 0.73 DCP Midstream Cost of Debt7 Supply-Side MRP Historical MRP 4 Yield-to-Worst WACC Market Risk Premium (“MRP”) 6.2% 7.5% Small Company Risk Premium 5 0.7% DCP Midstream 5.600% Senior Notes Due 2044 6.10% Equity Cost of Capital 6 9.2% 10.1% U.S. Treasury Note Due 2042 3.97% 7 5.9% Less: U.S. Treasury Note Due 2044 4.13% Pre-Tax Cost of Debt (0.16%) After-Tax Cost of Debt 8 4.2% WACC 7.2% 7.7% DCP Midstream Implied 20-Year Cost of Debt 5.94% Equity Cost of Capital Sensitivity WACC Sensitivity (Supply-Side / Historical) (Supply-Side / Historical) Debt and Preferred / Total Capitalization Debt and Preferred / Total Capitalization 45.0% 50.0% 55.0% 60.0% 65.0% 45.0% 50.0% 55.0% 60.0% 65.0% ed 0.45 6.9% / 7.4% 6.8% / 7.3% 6.8% / 7.2% 6.7% / 7.1% 6.6% / 7.1% ed 0.45 9.1% / 10.0% 9.4% / 10.4% 9.9% / 10.9% 10.4% / 11.6% 11.1% / 12.4% r 0.50 7.2% / 7.7% 7.1% / 7.6% 7.0% / 7.5% 6.9% / 7.5% 6.9% / 7.4% r 0.50 9.6% / 10.6% 10.0% / 11.0% 10.5% / 11.6% 11.1% / 12.3% 11.9% / 13.3% Beta 0.55 7.4% / 8.0% 7.3% / 7.9% 7.3% / 7.8% 7.2% / 7.8% 7.1% / 7.7% Beta 0.55 10.1% / 11.1% 10.5% / 11.7% 11.0% / 12.3% 11.7% / 13.1% 12.6% / 14.1% nleve U 0.60 7.7% / 8.3% 7.6% / 8.2% 7.5% / 8.2% 7.5% / 8.1% 7.4% / 8.0% nleve U 0.60 10.6% / 11.7% 11.0% / 12.3% 11.6% / 13.0% 12.4% / 13.9% 13.3% / 15.0% 0.65 8.0% / 8.7% 7.9% / 8.6% 7.8% / 8.5% 7.7% / 8.4% 7.6% / 8.3% 0.65 11.1% / 12.3% 11.6% / 12.9% 12.2% / 13.7% 13.0% / 14.6% 14.0% / 15.9% 1. Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta +(0.33) × 1.0 2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 29.6% for partnerships and 21.0% for corporations 3. 20-year Treasury as of January 4, 2023 4. Source: Duff & Phelps 5. Decile: Mid Cap (5) with equity value range of $6,743.4 million to $13,177.8 million 6. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium 7. Implied DCP 20-year cost of debt based on the yield-to-worst of DCP’s 5.600% Senior Notes Due 2044 adjusted for 20-year maturity using the implied yield spread from relevant U.S. treasury notes 8. Assumes U.S. individual partnership income tax structure through 2025 of 80.0% of income taxable at highest tax rate of 37.0%, or 29.6% 45

Preliminary Draft – Confidential Weighted Average Cost of Capital Analysis DCP Common Units – Total Expected Market Return ($ in millions, except per unit/share amounts) Unit/Share Price Market Equity Distribution/Dividend Total Partnership/Corporation 1/4/23 Value Current Yield Growth Return Antero Midstream Corporation $10.89 $5,269 8.3% —% 8.3% Crestwood Equity Partners LP 26.56 2,859 9.9% 3.7% 13.6% EnLink Midstream, LLC 11.95 5,788 3.8% 10.0% 13.8% Equitrans Midstream Corporation 6.85 2,997 8.8% 0.8% 9.6% Total Hess Midstream Partners LP 30.02 7,205 7.5% 4.0% 11.5% Expected Kinetik Holdings Inc. 31.53 4,331 9.5% 4.3% 13.8% Market ONEOK, Inc. 64.44 28,915 5.8% 4.0% 9.8% Return Targa Resources Corp. 71.03 16,403 2.0% 10.0% 12.0% Western Midstream Partners, LP 25.89 10,267 7.7% 10.9% 18.7% Mean 12.3% Median 12.0% DCP Midstream, LP $38.59 $8,066 4.5% 3.1% 7.6% WACC Debt and Preferred / Total Capitalization 40.9% Market Required Equity Return 12.0% WACC Pre-Tax Cost of Debt1 5.9% After-Tax Cost of Debt2 4.2% DCP Cost of Debt1 WACC 8.8% Yield-to-Worst DCP Midstream 5.600% Senior Notes Due 2044 6.10% U.S. Treasury Note Due 2042 3.97% Less: U.S. Treasury Note Due 2044 4.13% (0.16%) DCP Midstream Implied 20-Year Cost of Debt 5.94% 1. Implied DCP 20-year cost of debt based on the yield-to-worst of DCP’s 5.600% Senior Notes Due 2044 Adjusted for 20-year maturity using the implied yield spread from relevant U.S. treasury notes 2. Assumes U.S. individual partnership income tax structure through 2025 of 80.0% of income taxable at highest tax rate of 37.0%, or 29.6% 46

Preliminary Draft – Confidential B. Supplemental Valuation Materials

Preliminary Draft – Confidential B Sensitivity Case B – NYMEX Strip Pricing

Preliminary Draft – Confidential Supplemental Valuation Materials – NYMEX Strip Pricing B Discounted Cash Flow Analysis ($ in millions, except per unit amounts) Summary Results For the Years Ending December 31, Exit Perpetuity 2023E 2024E 2025E 2026E 2027E Multiple Growth Adjusted EBITDA $1,583 $1,581 $1,555 $1,534 $1,518 $1,518 $1,518 Less: Tax Depreciation and Amortization¹ (14,678) (154) (127) (118) (116) (125) EBIT ($13,096) $1,428 $1,428 $1,415 $1,402 $1,393 Less: Cash Taxes — (85) (85) (105) (104) (515) EBIAT ($13,096) $1,343 $1,343 $1,311 $1,299 $877 Plus: Tax Depreciation and Amortization 14,678 154 127 118 116 125 Less: Maintenance Capex (150) (150) (125) (125) (125) (125) Less: Growth Capex (125) (50) (50) (50) (50) —Unlevered Free Cash Flow $1,308 $1,297 $1,295 $1,254 $1,239 $877 EBITDA Multiple / Perpetuity Growth Rate 8.5x 1.0% Implied Terminal Value $12,901 $13,634 Present Value of Terminal Value @ 7.5% Discount Rate $8,986 $9,160 Plus: Present Value of Unlevered Free Cash Flow @ 7.5% Discount Rate 5,374 Implied Enterprise Value $14,361 $14,534 Less: Preferred Equity2 ($271) Less: Net Debt2 (5,331) Less: Noncontrolling Interests2 (25) Implied Equity Value $8,734 $8,907 DCP Units Outstanding3 210 Implied Value per Unit $41.54 $42.37 Sensitivity Analysis Terminal Exit Multiple Perpetuity Growth Rate 7.5x 8.0x 8.5x 9.0x 9.5x —% 0.5% 1.0% 1.5% 2.0% 6.5% $38.88 $41.52 $44.15 $46.79 $49.42 6.5% $44.77 $48.81 $53.57 $59.28 $66.27 7.0% 37.68 40.26 42.83 45.40 47.98 7.0% 40.17 43.56 47.50 52.17 57.76 WACC 7.5% 36.51 39.03 41.54 44.06 46.57 WACC 7.5% 36.18 39.05 42.37 46.23 50.80 8.0% 35.37 37.83 40.29 42.74 45.20 8.0% 32.69 35.15 37.96 41.20 44.99 8.5% 34.26 36.66 39.06 41.47 43.87 8.5% 29.60 31.73 34.14 36.89 40.07 47 1. 2023E tax DD&A assumes 80% bonus depreciation calculated as the midpoint of the enterprise value range plus 2023E capital expenditures 2. Per DCP Management as of December 31, 2022 3. Includes 117.8mm common units held by DCP Midstream, LLC and DCP Midstream GP, LP, and 1.8mm phantom and performance units

Preliminary Draft – Confidential Supplemental Valuation Materials – NYMEX Strip Pricing B Peer Group Trading Analysis – EV/EBITDA ($ in millions, except per unit amounts) 2023E Adjusted EBITDA $1,583 Relevant EBITDA Multiple 8.0x—9.0x Implied Enterprise Value Based on 2023E Adjusted EBITDA $12,661—$14,244 Less: Preferred Equity1 (271) Less: Net Debt1 (5,331) Less: Noncontrolling Interests1 (25) Implied Equity Value $7,034—$8,617 DCP Units Outstanding 210 Implied DCP Unit Price Range—2023E EBITDA $33.46—$40.99 2024E Adjusted EBITDA $1,581 Relevant EBITDA Multiple 8.0x—9.0x Implied Enterprise Value Based on 2024E Adjusted EBITDA $12,651—$14,232 Less: Preferred Equity1 (271) Less: Net Debt1 (5,331) Less: Noncontrolling Interests1 (25) Implied Equity Value $7,024—$8,605 DCP Units Outstanding 210 Implied DCP Unit Price Range—2024E EBITDA $33.41—$40.93 Implied DCP Unit Price Range—2023E and 2024E EBITDA $33.41—$40.99 1. As of December 31, 2022 48

Preliminary Draft – Confidential Supplemental Valuation Materials – NYMEX Strip Pricing B Peer Group Trading Analysis – Price/DCF per LP Unit ($ in millions, except per unit amounts) 2023E DCF / LP Unit $5.34 Relevant Multiple 6.5x—7.5x Implied DCP Unit Price Range—2023E Price / DCF $34.73—$40.08 2024E DCF / LP Unit $5.55 Relevant Multiple 6.0x—7.0x Implied DCP Unit Price Range—2024E Price / DCF $33.30—$38.85 Implied DCP Unit Price Range—2023E and 2024E Price / DCF $33.30—$40.08 49

Preliminary Draft – Confidential Supplemental Valuation Materials – NYMEX Strip Pricing B Precedent M&A Transaction Analysis – EV/EBITDA ($ in millions, except per unit amounts) 2022E Adjusted EBITDA $1,749 Relevant EBITDA Multiple 7.25x—9.25x Implied Enterprise Value Based on 2022E Adjusted EBITDA $12,682—$16,180 Less: Preferred Equity1 (271) Less: Net Debt1 (5,331) Less: Noncontrolling Interests1 (25) Implied Equity Value $7,055—$10,553 DCP Units Outstanding 210 Implied DCP Unit Price Range—2022E EBITDA $33.56—$50.20 1. As of December 31, 2022 50

Preliminary Draft – Confidential C Sensitivity Case C – Higher Commodity Prices

Preliminary Draft – Confidential DCP Financial Projections – Higher Commodity Prices C DCP Financial Projections ($ in millions) For the Years Ending December 31, 2022E-2027E 2022E 2023E 2024E 2025E 2026E 2027E CAGR Gathering & Processing Segment North Region $1,075 $1,005 $884 $890 $878 $867 (4.2%) South Region 190 162 147 144 143 142 (5.7%) Midcontinent Region 275 254 232 222 221 220 (4.4%) Permian Region 572 612 577 557 555 552 (0.7%) Other G&P -——————- Total Gathering & Processing Gross Margin $2,112 $2,033 $1,839 $1,812 $1,796 $1,780 (3.4%) Total Costs North Region ($157) ($144) ($154) ($154) ($156) ($158) 0.2% South Region (99) (99) (92) (92) (94) (95) (0.8%) Midcontinent Region (165) (162) (174) (174) (177) (179) 1.6% Permian Region (251) (293) (307) (308) (312) (317) 4.7% Other G&P (19) (23) (20) (21) (21) (21) 2.6% Total Gathering & Processing Costs ($691) ($721) ($748) ($748) ($760) ($771) 2.2% Total Gathering & Processing Segment Margin $1,421 $1,312 $1,091 $1,064 $1,037 $1,010 (6.6%) Logistics & Marketing Segment Southern Hills + Sand Hills $429 $436 $442 $449 $449 $449 0.9% Other NGL Pipelines 141 149 156 158 158 158 2.3% NGL Marketing + Storage 46 49 39 39 39 39 (3.2%) Downstream Fractionation 19 21 21 21 21 21 2.0% Gas Marketing + Other Income 18 13 13 13 13 13 (7.1%) Gas Storage 2 13 12 12 12 12 43.2% Guadalupe 62 48 40 40 40 40 (8.5%) Gulf Coast Express Equity Earnings 66 66 66 66 66 66 (0.0%) Cheyenne Connector Equity Earnings 14 14 14 14 14 14 0.0% Total Logistics & Marketing Gross Margin $798 $810 $804 $812 $812 $812 0.4% Total Costs Logistics & Marketing Costs ($44) ($47) ($41) ($41) ($42) ($42) (0.9%) Total Logistics & Marketing Segment Margin $754 $763 $763 $771 $771 $770 0.4% Source: DCP Management 51

Preliminary Draft – Confidential DCP Financial Projections – Higher Commodity Prices C DCP Financial Projections – Summary Cash Flows ($ in millions, except per unit amounts) For the Years Ending December 31, 2022E-2027E 2022E 2023E 2024E 2025E 2026E 2027E CAGR Gathering & Processing Segment Margin $1,421 $1,312 $1,091 $1,064 $1,037 $1,010 (6.6%) Logistics & Marketing Segment Margin 754 763 763 771 771 770 0.4% Less: Corporate Costs (255) (257) (236) (236) (239) (243) (1.0%) Plus: Adj. Distribution in Excess of Equity Earnings—Logistics 77 80 80 80 80 80 0.9% Plus: Adj. Distribution in Excess of Equity Earnings—Discovery 13 9 9 9 9 9 (7.3%) Plus: Hedge settlement (294) (47) (8) (8) -—- Adjusted EBITDA $1,717 $1,860 $1,700 $1,681 $1,657 $1,626 (1.1%) Plus: Growth Projects -—- 18 25 32 39 Total Adjusted EBITDA $1,717 $1,860 $1,718 $1,706 $1,690 $1,666 (0.6%) Less: Interest Expense ($273) ($282) ($256) ($220) ($210) ($183) Less: Preferred Securities (58) (15) -———-Less: Sustaining Capital (135) (150) (150) (125) (125) (125) Less: Income Taxes (5) (5) (5) (5) (5) (5) Less: Other (3) (7) (7) (5) (5) (5) Distributable Cash Flow $1,242 $1,401 $1,300 $1,351 $1,344 $1,347 1.6% Identified Organic Capital ($140) $— $— $— $— $—Unidentified Organic Capital — (125) (50) (50) (50) (50) Acquisition Capital (160) -————- Distributions (342) (359) (359) (359) (359) (359) 1.0% Working Capital and Interest Timing (30) 133 90 -——- Cash Surplus / (Shortfall) $570 $1,050 $981 $942 $935 $938 10.5% LP Units Outstanding 208 209 209 209 209 209 0.0% Distributable Cash Flow per LP Unit $5.96 $6.71 $6.23 $6.47 $6.44 $6.46 1.6% Distribution per Unit 1.68 1.72 1.72 1.72 1.72 1.72 0.5% Total Distributions $342 $359 $359 $359 $359 $359 1.0% Source: DCP Management 52

Preliminary Draft – Confidential DCP Financial Projections – Higher Commodity Prices C DCP Financial Projections – Sources and Uses ($ in millions) For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E 2027E Sources DCF Surplus / (Shortfall) $570 $1,050 $981 $942 $935 $938 Revolver Draw 279 -————- Total Sources $849 $1,050 $981 $942 $935 $938 Uses Revolver Paydown $— $279 $260 $— $— $— Long-Term Debt Paydown 350 500 — 825 — 500 Preferred Equity Redemption 500 271 -———-Cash Balance Increase / (Decrease) (1) — 720 117 935 438 Total Uses $849 $1,050 $981 $942 $935 $938 Memo: Cash $— $— $720 $837 $1,772 $2,211 Total Debt 5,364 4,585 4,325 3,500 3,500 3,000 Net Debt $5,364 $4,585 $3,605 $2,663 $1,728 $789 Preferred Equity 271 -————- Net Debt + Preferred Equity $5,635 $4,585 $3,605 $2,663 $1,728 $789 Total Debt / Adjusted EBITDA 3.1x 2.5x 2.5x 2.1x 2.1x 1.8x Net Debt / Adjusted EBITDA 3.1 2.5 2.1 1.6 1.0 0.5 (Net Debt + Preferred Equity) / Adjusted EBITDA 3.3 2.5 2.1 1.6 1.0 0.5 Source: DCP Management 53

Preliminary Draft – Confidential Supplemental Valuation Materials – Higher Commodity Prices C Discounted Cash Flow Analysis ($ in millions, except per unit amounts) Summary Results For the Years Ending December 31, Exit Perpetuity 2023E 2024E 2025E 2026E 2027E Multiple Growth Adjusted EBITDA $1,860 $1,718 $1,706 $1,690 $1,666 $1,666 $1,666 Less: Tax Depreciation and Amortization¹ (16,314) (154) (127) (118) (116) (125) EBIT ($14,455) $1,564 $1,579 $1,571 $1,550 $1,541 Less: Cash Taxes — (93) (93) (116) (115) (570) EBIAT ($14,455) $1,472 $1,486 $1,455 $1,435 $971 Plus: Tax Depreciation and Amortization 16,314 154 127 118 116 125 Less: Maintenance Capex (150) (150) (125) (125) (125) (125) Less: Growth Capex (125) (50) (50) (50) (50) —Unlevered Free Cash Flow $1,585 $1,425 $1,438 $1,398 $1,376 $971 EBITDA Multiple / Perpetuity Growth Rate 8.5x 1.0% Implied Terminal Value $14,158 $15,082 Present Value of Terminal Value @ 7.5% Discount Rate $9,862 $10,132 Plus: Present Value of Unlevered Free Cash Flow @ 7.5% Discount Rate 6,087 Implied Enterprise Value $15,948 $16,219 Less: Preferred Equity2 ($271) Less: Net Debt2 (5,364) Less: Noncontrolling Interests2 (25) Implied Equity Value $10,288 $10,559 DCP Units Outstanding3 210 Implied Value per Unit $48.94 $50.22 Sensitivity Analysis Terminal Exit Multiple Perpetuity Growth Rate 7.5x 8.0x 8.5x 9.0x 9.5x —% 0.5% 1.0% 1.5% 2.0% 6.5% $46.03 $48.92 $51.81 $54.70 $57.59 6.5% $52.89 $57.35 $62.62 $68.94 $76.67 C C 7.0% 44.71 47.53 50.35 53.18 56.00 C C 7.0% 47.80 51.54 55.91 61.07 67.26 WA 7.5% 43.42 46.18 48.94 51.70 54.45 WA 7.5% 43.38 46.56 50.22 54.50 59.55 8.0% 42.16 44.86 47.55 50.25 52.95 8.0% 39.52 42.24 45.35 48.93 53.12 8.5% 40.94 43.57 46.21 48.84 51.48 8.5% 36.10 38.45 41.12 44.16 47.68 54 1. 2023E tax DD&A assumes 80% bonus depreciation calculated as the midpoint of the enterprise value range plus 2023E capital expenditures 2. Per DCP Management as of December 31, 2022 3. Includes 117.8mm common units held by DCP Midstream, LLC and DCP Midstream GP, LP, and 1.8mm phantom and performance units

Preliminary Draft – Confidential Supplemental Valuation Materials – Higher Commodity Prices C Peer Group Trading Analysis – EV/EBITDA ($ in millions, except per unit amounts) 2023E Adjusted EBITDA $1,860 Relevant EBITDA Multiple 8.0x—9.0x Implied Enterprise Value Based on 2023E Adjusted EBITDA $14,880—$16,740 Less: Preferred Equity1 (271) Less: Net Debt1 (5,364) Less: Noncontrolling Interests1 (25) Implied Equity Value $9,220—$11,080 DCP Units Outstanding 210 Implied DCP Unit Price Range—2023E EBITDA $43.85—$52.70 2024E Adjusted EBITDA $1,718 Relevant EBITDA Multiple 8.0x—9.0x Implied Enterprise Value Based on 2024E Adjusted EBITDA $13,742—$15,459 Less: Preferred Equity1 (271) Less: Net Debt1 (5,364) Less: Noncontrolling Interests1 (25) Implied Equity Value $8,082—$9,799 DCP Units Outstanding 210 Implied DCP Unit Price Range—2024E EBITDA $38.44—$46.61 Implied DCP Unit Price Range—2023E and 2024E EBITDA $38.44—$52.70 1. As of December 31, 2022 55

Preliminary Draft – Confidential Supplemental Valuation Materials – Higher Commodity Prices C Peer Group Trading Analysis – Price/DCF per LP Unit ($ in millions, except per unit amounts) 2023E DCF / LP Unit $6.71 Relevant Multiple 6.5x—7.5x Implied DCP Unit Price Range—2023E Price / DCF $43.62—$50.33 2024E DCF / LP Unit $6.23 Relevant Multiple 6.0x—7.0x Implied DCP Unit Price Range—2024E Price / DCF $37.36—$43.59 Implied DCP Unit Price Range—2023E and 2024E Price / DCF $37.36—$50.33 56

Preliminary Draft – Confidential Supplemental Valuation Materials – Higher Commodity Prices C Precedent M&A Transaction Analysis – EV/EBITDA ($ in millions, except per unit amounts) 2022E Adjusted EBITDA $1,717 Relevant EBITDA Multiple 7.25x—9.25x Implied Enterprise Value Based on 2022E Adjusted EBITDA $12,446—$15,879 Less: Preferred Equity1 (271) Less: Net Debt1 (5,364) Less: Noncontrolling Interests1 (25) Implied Equity Value $6,785—$10,219 DCP Units Outstanding 210 Implied DCP Unit Price Range—2022E EBITDA $32.28—$48.61 1. As of December 31, 2022 57

Preliminary Draft – Confidential D Sensitivity Case D – Lower Commodity Prices

Preliminary Draft – Confidential DCP Financial Projections – Lower Commodity Prices D DCP Financial Projections ($ in millions) For the Years Ending December 31, 2022E-2027E 2022E 2023E 2024E 2025E 2026E 2027E CAGR Gathering & Processing Segment North Region $1,075 $478 $397 $414 $414 $414 (17.4%) South Region 190 127 115 113 113 113 (9.9%) Midcontinent Region 275 222 209 201 201 201 (6.1%) Permian Region 572 487 487 469 469 469 (3.9%) Other G&P -——————- Total Gathering & Processing Gross Margin $2,112 $1,314 $1,208 $1,197 $1,197 $1,197 (10.7%) Total Costs North Region ($157) ($144) ($154) ($154) ($156) ($158) 0.2% South Region (99) (99) (92) (92) (94) (95) (0.8%) Midcontinent Region (165) (162) (174) (174) (177) (179) 1.6% Permian Region (251) (293) (307) (308) (312) (317) 4.7% Other G&P (19) (23) (20) (21) (21) (21) 2.6% Total Gathering & Processing Costs ($691) ($721) ($748) ($748) ($760) ($771) 2.2% Total Gathering & Processing Segment Margin $1,421 $593 $460 $449 $437 $426 (21.4%) Logistics & Marketing Segment Southern Hills + Sand Hills $429 $436 $442 $449 $449 $449 0.9% Other NGL Pipelines 141 149 156 158 158 158 2.3% NGL Marketing + Storage 46 49 39 39 39 39 (3.2%) Downstream Fractionation 19 21 21 21 21 21 2.0% Gas Marketing + Other Income 18 13 13 13 13 13 (7.1%) Gas Storage 2 13 12 12 12 12 43.2% Guadalupe 62 48 40 40 40 40 (8.5%) Gulf Coast Express Equity Earnings 66 66 66 66 66 66 (0.0%) Cheyenne Connector Equity Earnings 14 14 14 14 14 14 0.0% Total Logistics & Marketing Gross Margin $798 $810 $804 $812 $812 $812 0.4% Total Costs Logistics & Marketing Costs ($44) ($47) ($41) ($41) ($42) ($42) (0.9%) Total Logistics & Marketing Segment Margin $754 $763 $763 $771 $771 $770 0.4% Source: DCP Management 58

Preliminary Draft – Confidential DCP Financial Projections – Lower Commodity Prices D DCP Financial Projections – Summary Cash Flows ($ in millions, except per unit amounts) For the Years Ending December 31, 2022E-2027E 2022E 2023E 2024E 2025E 2026E 2027E CAGR Gathering & Processing Segment Margin $1,421 $593 $460 $449 $437 $426 (21.4%) Logistics & Marketing Segment Margin 754 763 763 771 771 770 0.4% Less: Corporate Costs (255) (257) (236) (236) (239) (243) (1.0%) Plus: Adj. Distribution in Excess of Equity Earnings—Logistics 77 80 80 80 80 80 0.9% Plus: Adj. Distribution in Excess of Equity Earnings—Discovery 13 9 9 9 9 9 (7.3%) Plus: Hedge settlement (294) 112 42 13 -—- Adjusted EBITDA $1,717 $1,300 $1,118 $1,087 $1,058 $1,043 (9.5%) Plus: Growth Projects -—- 18 25 32 39 Total Adjusted EBITDA $1,717 $1,300 $1,136 $1,112 $1,090 $1,082 (8.8%) Less: Interest Expense ($273) ($302) ($286) ($262) ($247) ($229) Less: Preferred Securities (58) (15) -———-Less: Sustaining Capital (135) (150) (150) (125) (125) (125) Less: Income Taxes (5) (5) (5) (5) (5) (5) Less: Other (3) (7) (7) (5) (5) (5) Distributable Cash Flow $1,242 $822 $688 $715 $708 $718 (10.4%) Identified Organic Capital ($140) $— $— $— $— $—Unidentified Organic Capital — (125) (50) (50) (50) (50) Acquisition Capital (160) -————- Distributions (342) (359) (359) (359) (359) (359) 1.0% Working Capital and Interest Timing (30) 133 90 -——- Cash Surplus / (Shortfall) $570 $471 $369 $306 $299 $309 (11.5%) LP Units Outstanding 208 209 209 209 209 209 0.0% Distributable Cash Flow per LP Unit $5.96 $3.94 $3.30 $3.43 $3.39 $3.44 (10.4%) Distribution per Unit 1.68 1.72 1.72 1.72 1.72 1.72 0.5% Total Distributions $342 $359 $359 $359 $359 $359 1.0% Source: DCP Management 59

Preliminary Draft – Confidential DCP Financial Projections – Lower Commodity Prices D DCP Financial Projections – Sources and Uses ($ in millions) For the Years Ending December 31, 2022E 2023E 2024E 2025E 2026E 2027E Sources DCF Surplus / (Shortfall) $570 $471 $369 $306 $299 $309 Revolver Draw 279 300 — 519 — 191 Total Sources $849 $771 $369 $825 $299 $500 Uses Revolver Paydown $— $— $369 $— $299 $— Long-Term Debt Paydown 350 500 — 825 — 500 Preferred Equity Redemption 500 271 -———-Cash Balance Increase / (Decrease) (1) -————- Total Uses $849 $771 $369 $825 $299 $500 Memo: Cash $— $— $— $— $— $— Total Debt 5,364 5,164 4,795 4,489 4,190 3,881 Net Debt $5,364 $5,164 $4,795 $4,489 $4,190 $3,881 Preferred Equity 271 -————- Net Debt + Preferred Equity $5,635 $5,164 $4,795 $4,489 $4,190 $3,881 Total Debt / Adjusted EBITDA 3.1x 4.0x 4.2x 4.0x 3.8x 3.6x Net Debt / Adjusted EBITDA 3.1 4.0 4.2 4.0 3.8 3.6 (Net Debt + Preferred Equity) / Adjusted EBITDA 3.3 4.0 4.2 4.0 3.8 3.6 Source: DCP Management 60

Preliminary Draft – Confidential Supplemental Valuation Materials – Lower Commodity Prices D Discounted Cash Flow Analysis ($ in millions, except per unit amounts) Summary Results For the Years Ending December 31, Exit Perpetuity 2023E 2024E 2025E 2026E 2027E Multiple Growth Adjusted EBITDA $1,300 $1,136 $1,112 $1,090 $1,082 $1,082 $1,082 Less: Tax Depreciation and Amortization¹ (10,350) (154) (127) (118) (116) (125) EBIT ($9,050) $983 $984 $972 $967 $957 Less: Cash Taxes — (58) (58) (72) (72) (354) EBIAT ($9,050) $924 $926 $900 $895 $603 Plus: Tax Depreciation and Amortization 10,350 154 127 118 116 125 Less: Maintenance Capex (150) (150) (125) (125) (125) (125) Less: Growth Capex (125) (50) (50) (50) (50) —Unlevered Free Cash Flow $1,025 $878 $878 $843 $836 $603 EBITDA Multiple / Perpetuity Growth Rate 8.5x 1.0% Implied Terminal Value $9,199 $9,370 Present Value of Terminal Value @ 7.5% Discount Rate $6,407 $6,295 Plus: Present Value of Unlevered Free Cash Flow @ 7.5% Discount Rate 3,768 Implied Enterprise Value $10,175 $10,063 Less: Preferred Equity2 ($271) Less: Net Debt2 (5,364) Less: Noncontrolling Interests2 (25) Implied Equity Value $4,515 $4,403 DCP Units Outstanding3 210 Implied Value per Unit $21.48 $20.94 Sensitivity Analysis Terminal Exit Multiple Perpetuity Growth Rate 7.5x 8.0x 8.5x 9.0x 9.5x —% 0.5% 1.0% 1.5% 2.0% 6.5% $19.56 $21.44 $23.32 $25.20 $27.08 6.5% $22.59 $25.36 $28.64 $32.57 $37.37 C C 7.0% 18.72 20.55 22.39 24.22 26.06 C C 7.0% 19.43 21.76 24.47 27.68 31.52 WA 7.5% 17.89 19.68 21.48 23.27 25.06 WA 7.5% 16.69 18.67 20.94 23.60 26.74 8.0% 17.09 18.84 20.59 22.34 24.09 8.0% 14.29 15.98 17.92 20.15 22.75 8.5% 16.30 18.02 19.73 21.44 23.15 8.5% 12.17 13.64 15.29 17.18 19.37 61 1. 2023E tax DD&A assumes 80% bonus depreciation calculated as the midpoint of the enterprise value range plus 2023E capital expenditures 2. Per DCP Management as of December 31, 2022 3. Includes 117.8mm common units held by DCP Midstream, LLC and DCP Midstream GP, LP, and 1.8mm phantom and performance units

Preliminary Draft – Confidential Supplemental Valuation Materials – Lower Commodity Prices D Peer Group Trading Analysis – EV/EBITDA ($ in millions, except per unit amounts) 2023E Adjusted EBITDA $1,300 Relevant EBITDA Multiple 8.0x—9.0x Implied Enterprise Value Based on 2023E Adjusted EBITDA $10,404—$11,704 Less: Preferred Equity1 (271) Less: Net Debt1 (5,364) Less: Noncontrolling Interests1 (25) Implied Equity Value $4,744—$6,044 DCP Units Outstanding 210 Implied DCP Unit Price Range—2023E EBITDA $22.56—$28.75 2024E Adjusted EBITDA $1,136 Relevant EBITDA Multiple 8.0x—9.0x Implied Enterprise Value Based on 2024E Adjusted EBITDA $9,090—$10,226 Less: Preferred Equity1 (271) Less: Net Debt1 (5,364) Less: Noncontrolling Interests1 (25) Implied Equity Value $3,430—$4,566 DCP Units Outstanding 210 Implied DCP Unit Price Range—2024E EBITDA $16.31—$21.72 Implied DCP Unit Price Range—2023E and 2024E EBITDA $16.31—$28.75 1. As of December 31, 2022 62

Preliminary Draft – Confidential Supplemental Valuation Materials – Lower Commodity Prices D Peer Group Trading Analysis – Price/DCF per LP Unit ($ in millions, except per unit amounts) 2023E DCF / LP Unit $3.94 Relevant Multiple 6.5x—7.5x Implied DCP Unit Price Range—2023E Price / DCF $25.59—$29.52 2024E DCF / LP Unit $3.30 Relevant Multiple 6.0x—7.0x Implied DCP Unit Price Range—2024E Price / DCF $19.79—$23.09 Implied DCP Unit Price Range—2023E and 2024E Price / DCF $19.79—$29.52 63

Preliminary Draft – Confidential Supplemental Valuation Materials – Lower Commodity Prices D Precedent M&A Transaction Analysis – EV/EBITDA ($ in millions, except per unit amounts) 2022E Adjusted EBITDA $1,717 Relevant EBITDA Multiple 7.25x—9.25x Implied Enterprise Value Based on 2022E Adjusted EBITDA $12,446—$15,879 Less: Preferred Equity1 (271) Less: Net Debt1 (5,364) Less: Noncontrolling Interests1 (25) Implied Equity Value $6,785—$10,219 DCP Units Outstanding 210 Implied DCP Unit Price Range—2022E EBITDA $32.28—$48.61 1. As of December 31, 2022 64

Preliminary Draft – Confidential C. LPG Market Overview

Preliminary Draft – Confidential LPG Market Overview Overview Gulf Coast LPG Export Market â—¼ Global Demand: Significant and persistent global demand Permian Basin NGL Pipelines to Gulf Coast Market for LPGs is primarily driven by Asian markets, which lack both local petroleum feedstock and local refining and/or 3,700 processing infrastructure 3,200 â—¼ U.S. Surplus: Rapid growth in U.S. domestic oil and gas 2,700 production has resulted in LPGs exceeding domestic MBpd demand with domestic demand for LPGs remaining relatively 2,200 flat over the past two decades and projected to remain 1,700 relatively flat over the near-to-medium term 1,200 â—¼ Gulf Coast Infrastructure: Several major expansions of Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 LPG export capacity are underway to accommodate the 2018 2019 2020 2021 2022E anticipated long-term eastward flows of global LPG trade Existing Capacity Sand Hills Shin Oak â—¼ Fungibility: DCP delivers significant NGL volumes primarily Grand Prix West TX LPG EPIC NGL Lone Star NGL Express to Mont Belvieu, the primary hub for both domestic and exported LPGs U.S. Domestic LPG Supply and Demand Balance 4.00 3.58 — 3.58 3.64 — 3.64 3.41 (0.03) 3.38 0.63 0.63 3.00 0.62 (MMBpd) 1.79 1.78 1.79 e 2.00 n c ala 2.79 2.96 3.01 b 1.00 1.85 LPG 1.59 1.80 US —Production Stocks Demand Production Stocks Demand Production Stocks Demand 2022E 2023E 2024E Gas plant Refinery Exports Domestic demand Source: Wall Street Research 65

Preliminary Draft – Confidential LPG Market Overview Texas Fractionation Overview Texas NGL Fractionation Capacity 5,500 5,000 4,500 MBpd 4,000 3,500 ` 3,000 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2019 2020 2021 2022E 2023E Existing Capacity Energy Transfer ONEOK Enterprise Targa EPIC Philips 66 U.S. Gulf Coast Capacity Additions 350 300 300 250 200 150 125 150 150 150 125 150 150 110 110 110 110 Bp d 100 M 50 —Energy Targa Frac 6 ONEOK Frac4 Enterprise Energy Targa Frac 7 Enterprise Targa Frac 8 ONEOK Frac5 EPIC Frac 1 Phillips 66 Phillips 66 Transfer Frac Frac 10 Transfer Frac Frac 11 Frac 2&3 6 7 Q1 Q2 Q1 Q3 Q3 Q3 Q3 Q4 2019 2019 2020 2023E 2020 2020 2022E Mont Belvieu Corpus Christi Sweeny Source: Wall Street Research 66

Preliminary Draft – Confidential LPG Market Overview U.S. LPG Oceangoing LPG Exports Historical U.S. Propane Export Total (MBpd) 1,500 d ) (MBp 1,250 rt 1,000 Exp o 750 ane Pro p 500 .    S 250 U . — 2007A 2008A 2009A 2010A 2011A 2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019A 2020A 2021A 2022A AFR ASI AUS CAN CAR EUR LAT Historical U.S. Ethane Export Total (MBpd) 500 (MBpd) 400 Export 300 Ethane 200 .    S 100 U . — 2007A 2008A 2009A 2010A 2011A 2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019A 2020A 2021A 2022A AFR ASI AUS CAN CAR EUR LAT Source: RBN Energy 67

Preliminary Draft – Confidential LPG Market Overview LPG Production Growth and Capacity Utilization Terminal Capacity Utilization vs. YoY LPG Production Growth Actual Seaborne Exports 7.0% 3.0 120% 6.1% 6.0% 2.5 100% r ce o u 5.3% S 5.1% by Growth 5.0% 4.7% uction 2.0 80% ro d 4.0% P P G Utiliza L MMBpd tion US 1.5 60% OY    (%) Y 3.0% 107% 2.4% 2.0% 1.0 40% 1.9%    2.0% 1.8%    1.7%    70% 64% 58% 58% 66% 68% 61% 57% 64% 0.5 20% 1.0% 0.4% 0.2% 0.1% —% -—-% 2022E 2023E 2024E 2025E LPG Production Gas Plants Refinery Utilization Estimate Capacity (MMBpd) Marine Exports (MMBpd) Source: Wall Street Research 68

Preliminary Draft – Confidential LPG Market Overview LPG Export Supply Growth Primary Sources Middle East LPG Exports (m tonnes) U.S. LPG Exports (m tonnes) 2 60 8 49 1 1 48 1 3 43 2021A 2022E 2023E 2024E 2024E 2021A 2022E 2023E 2024E 2024E Source: Wall Street Research 69

Preliminary Draft – Confidential LPG Market Overview Historical Pricing of NGLs/LPGs vs. Crude Oil Historical Commodity Prices $1.60 $140.00 Domestic Market $1.40 $120.00 $1.20 2018A 2019A 2020A 2021A 2022A $100.00 Ethane $0.32 $0.22 $0.19 $0.31 $0.48 /Gal) $1.00 W $ $80.00 I T Propane $0.87 $0.54 $0.47 $1.04 $1.11 ( ( s $0.80 $ Iso-Butane $1.02 $0.71 $0.59 $1.17 $1.39 NGL $0.60 $60.00 /Bbl ) Normal-Butane $1.01 $0.65 $0.57 $1.18 $1.32 $40.00 Natural Gasoline $1.44 $1.14 $0.78 $1.54 $1.92 $0.40 $20.00 NGLs (Composite) $0.74 $0.51 $0.41 $0.83 $1.00 $0.20 Crude Oil (WTI) $64.94 $56.97 $39.37 $68.07 $94.93 $— $--Jan-18 Jan-19 Jan-20 Jan-21 Jan-22 Dec-22 Ethane Propane NGLs (Composite) Crude Oil (WTI) Historical Commodity Prices (% of WTI) 100% $140.00 Domestic Market 80% $120.00 $100.00 2018A 2019A 2020A 2021A 2022A Ethane 20.8% 16.0% 20.2% 19.0% 21.2% I T 60% $80.00 WTI Propane 56.5% 40.1% 50.1% 64.5% 49.2% W (    $ of $60.00 Iso-Butane 65.7% 52.2% 62.9% 72.5% 61.6% % 40% /Bbl ) Normal-Butane 65.6% 47.9% 61.0% 72.8% 58.2% $40.00 Natural Gasoline 92.8% 84.2% 83.7% 95.3% 85.0% 20% $20.00 NGLs (Composite) 48.0% 37.8% 44.1% 51.0% 44.2% —% $--Jan-18 Jan-19 Jan-20 Jan-21 Jan-22 Dec-22 Ethane Propane NGLs (Composite) Crude Oil (WTI) Source: FactSet as of January 3, 2023 70

$ 0 $ 1 $ 1 0 $ 0 $ 1 $ . . . . . . Source: — $ 50 00 50 — $ 40 80 20 NGL DCP LPG 2021A $1.17 2021A $0.83 NGL and Historical Historical Management, 2022A $1.39—Iso 2022A $1.00    LPG Market NYMEX 2023E $1.03 2023E $0.71    Composite Butane Strip ( as 2024E $0.97 $ 2024E $0.68 of Pricing: NYMEX NYMEX Barrel 2025E $0.89 /Gal)( January 2025E $0.65 $ Strip Strip 3,    Overview 2023 Pricing 2026E $0.89 Pricing 2026E $0.65 /Gal) 2027E $0.89 2027E $0.65 Historicals $ $ $ $ $ $ . vs 0 1 1 0 0 0 . . . . . . $ — 50 00 50 — $ 20 40 60 2021A $1.18 2021A $0.31 NYMEX Historical Historical 2022A $1.32 Normal 2022A $0.48 —Strip 2023E $1.00 2023E $0.26 Ethane 71 ( 2024E $0.24 $ 2024E $0.95 Butane NYMEX $ ( NYMEX /Gal) 2025E $0.24 Strip 2025E $0.90 /Gal) Strip Pricing 2026E $0.85 Pricing 2026E $0.26 2027E $0.85 2027E $0.26    $ 0 $ 1 2 $ $ 0 1 $ 1 $ . . . . . . $ — 75 50 25 $ — 50 00 50 Historical 2021A $1.54 Historical 2021A $1.04 2022A $1.92 Natural 2022A $1.11 2023E $1.49 2023E $0.81 Propane ( Preliminary $ 2024E $1.42 Gasoline 2024E $0.81 $ ( Draft NYMEX NYMEX /Gal)    –Strip 2025E $1.37 /Gal) Strip 2025E $0.78 Pricing 2026E $1.37 Pricing 2026E $0.76 Confidential 2027E $1.37 2027E $0.76

Preliminary Draft – Confidential LPG Market Overview NGL Consensus Pricing Commentary “Lowering NGL Price Estimates… The decrease is tied to (1) lower plastics demand due to the global economic slowdown, (2) lower global demand for US LPGs (in the near term) and higher projected propane inventory levels, and (3) higher projected NGL supply growth.” “The deterioration in global economic growth is beginning to take a toll on US NGL fundamentals. Processing margins have narrowed (ethane frac spread is negative), ethane rejection is rising and could reduce volumes on NGL pipelines/fracs, and LPG export volumes are declining from record levels in Q2.” Michael Blum, Wells Fargo (October 21, 2022) “3Q22 ethane prices of 55c/gal could fall to ~40c/gal in 4Q22/1Q23, with another step-down to 33c/gal in 2Q23+ as Henry Hub/Waha prices slide to $4.94/$2.18 per Mcf in 2Q23…ethane is typically 35-45% of the composite NGL barrel, causing its pricing to have an outsized impact on NGL prices vs. other purity products.” Chase Mulvehill, BofA Securities (October 9, 2022) “Given the significant increase in oil and gas prices driven by a host of factors including: a strong rebound in oil demand as the world emerges from COVID, continued supply-chain issues which are driving inflation, a tight global LNG market, and the Russia/Ukraine conflict, we are materially increasing our NGL price estimates. We’re raising our 2022 and 2023 NGL price estimates to $1.18/g and $1.06/g, respectively, from $0.92/g and $0.82/g. The increase to our NGL price deck reflects higher near-term crude oil and natural gas price estimates from our E&P and refining teams, partially offset by lower assumed LPG-to-Brent ratios.” Michael Blum, Wells Fargo (March 23, 2022) “The NGL-to-WTI and NGL-to-Brent crude oil ratios averaged 52% and 51%, respectively, in February, both of which are below the prior month. NGL prices to a large extent track Brent more closely than WTI, given that a significant portion of overall demand for NGLs is predicated on exports and competition in the global markets (e.g., ethylene derivative and LPG exports).” Praneeth Satish, Wells Fargo (March 23, 2022) Source: Wall Street Research 72